Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-130536

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The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Term Sheet - Disclosure Supplement

Mortgage Pass-Through Certificates

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

November 15, 2006

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Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The Offered Certificates will represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this disclosure supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

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Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in your term sheet and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy the securities referred to in your term sheet in any state where such offer, solicitation or sale is not permitted.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The Underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom or (2) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

INTRODUCTION

As indicated in the accompanying term sheet, the related transaction may include various structures and multiple loan groups of mortgage loans. This disclosure supplement may be used in connection with a transaction that includes one or more loan groups of adjustable-rate mortgage loans (each, a “Shifting Interest Loan Group”) related to one or more groups or subgroups of senior certificates and one or more groups or subgroups of subordinate certificates (each, a “Shifting Interest Group”) with a shifting interest payment structure (a “Shifting Interest Transaction”). In addition, the related transaction may include one or multiple loan groups of either fixed-rate or adjustable-rate mortgage loans (each, an “Overcollateralized Loan Group”) related to one or more groups or subgroups of senior certificates and one or more groups or subgroups of subordinate certificates (each, an “Overcollateralized Group”) that are overcollateralized (such structure, an “Overcollateralized Structure”). In addition, the related transaction may include multiple loan groups that are cross-collateralized (each, a “Crossed Loan Group,” the related senior certificates, a “Crossed Group” and the structure, a “Cross-Collateralized Structure”) or multiple loan groups that are not cross-collateralized (each, a “Stacked Loan Group,” the related senior and subordinate certificates, a “Stacked Group” and the structure, a “Stacked Structure”). References in this disclosure supplement and/or the accompanying term sheet to a “Loan Group” includes the Mortgage Pool, a Shifting Interest Loan Group, an Overcollateralized Loan Group, a Crossed Loan Group and a Stacked Loan Group, as applicable to the related transaction. The term “Group” in this disclosure supplement and/or the accompanying term sheet refers to a Shifting Interest Group, an Overcollateralized Group, a Crossed Group and a Stacked Group, as applicable to the related transaction.

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TABLE OF CONTENTS

DISCLAIMER	2
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS DISCLOSURE SUPPLEMENT AND THE PROSPECTUS	7
RISK FACTORS	8
Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment	8
Inclusion of Mortgage Loans that Have Been Delinquent in the Past May Increase Risk of Loss	8
The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates	8
Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield	10
Alternative Underwriting Standards May Increase Risk of Loss	10
The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans	11
Credit Scores May Not Accurately Predict the Likelihood of Default	11
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	11
There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates	12
Subordination of Super Senior Support and Subordinate Certificates Increases Risk of Loss	12
Subordinate Certificates Provide Subordination for the Senior Certificates of the Related Group of Certificates	13
The Timing of Changes in the Rate of Prepayments May Significantly Affect the Actual Yield to You, Even If the Average Rate of Principal Prepayments is Consistent with Your Expectations	13
Yield Maintenance Agreements are Subject to Counterparty Risk	13
Variable Rate of Interest on Offered Certificates Will Affect Your Yield	13
Adjustable Rate Mortgage Loan Borrowers May Be More Likely to Prepay	14
Minimum Monthly Payment on Option ARM Mortgage Loans May be Less than the Actual Interest Due, Even if the Index Remains Constant, Thereby Increasing the Likelihood of Negative Amortization During the Early Years of Option ARM Mortgage Loans	14
Negative Amortization May Increase Losses Applied to Your Certificates	14
Allocations of Net Negative Amortization May Affect Your Yield	15
Limited Source of Payments – No Recourse to Depositor, Sponsor, Master Servicer, Servicers, Securities Administrator or Trustee	15
Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment	15
Rights of Beneficial Owners May Be Limited by Book-Entry System	16
Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates	16
An Originator May Not Be Able to Repurchase Defective Mortgage Loans	16
Tax Consequences of Residual Certificate	17
United States Military Operations May Increase Risk of Relief Act Shortfalls	17
Payments May Be Partially Dependant on an Interest Rate Swap Agreement and May Be Made to a Swap Provider Prior to Certificateholders	17
There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Maintain Overcollateralization	18
The Rights of any NIMS Insurer Could Adversely Affect Offered Certificates	19
There is a Risk that Interest Payments on the Mortgage Loans May be Insufficient to Maintain Overcollateralization	19
Effect of Mortgage Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates	20
Credit Enhancement for Senior Certificates May Increase the Risk of Loss for Mezzanine and Subordinate Certificates	20
THE MORTGAGE POOL	22
MORTGAGE LOAN UNDERWRITING STANDARDS	24
THE ORIGINATORS	25
THE SPONSOR	25
STATIC POOL INFORMATION	25

TABLE OF CONTENTS

THE DEPOSITOR	25
THE ISSUING ENTITY	25
SERVICING OF MORTGAGE LOANS	26
The Servicers	26
The Master Servicer and Securities Administrator	26
THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS	27
Assignment of Mortgage Loans	27
Repurchases of Mortgage Loans	28
Payments on Mortgage Loans; Accounts	29
Compensating Interest	30
Advances	30
Optional Termination	31
The Trustee	31
Compensation and Payment of Expenses of the Transaction Parties	32
Voting Rights	33
DESCRIPTION OF CERTIFICATES	33
Denominations and Form	33
Distributions—General	33
Distributions on the Shifting Interest Certificates	34
Distributions on the Overcollateralized Certificates	43
The Yield Maintenance Agreement	46
The Reserve Fund	47
Interest Rate Swap Agreement and the Swap Account	47
The Supplemental Interest Trust Trustee	50
Restrictions on Transfer of the Residual Certificate	50
PREPAYMENT AND YIELD CONSIDERATIONS	53
Assumptions Relating to Tables	56
Weighted Average Lives of the Offered Certificates	56
Yield on the Residual Certificate	57
Yield on the Subordinate Certificates	58
Yield Considerations with Respect to the Offered Subordinate Certificates	58
CREDIT SUPPORT	58
USE OF PROCEEDS	58
FEDERAL INCOME TAX CONSEQUENCES	58
Regular Interests	59
Taxation of the Notional Principal Contract Arrangements	60
Residual Certificate	62
Backup Withholding and Reporting Requirements	62
STATE TAXES	63
ERISA CONSIDERATIONS	63
REPORTS TO CERTIFICATEHOLDERS	64
LEGAL MATTERS	64
INDEX OF DEFINED TERMS	65

Appendix A: Transaction Parties Appendix	A-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS DISCLOSURE SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in several separate documents that progressively provide more detail: (i) the accompanying prospectus (the “Prospectus”), which provides general information, some of which may not apply to a particular series of certificates such as your certificates; (ii) this disclosure supplement (the “Disclosure Supplement”), which incorporates and includes the transaction parties appendix (the “Appendix”) and (iii) the term sheet (together with any structural summaries and related disclosure materials relating to one or more classes of offered certificates, the “Term Sheet”), which generally describes the principal terms of the offered certificates and also describes the specific terms of one or more classes of offered certificates, including decrement and yield tables related to such class or classes of offered certificates and the related collateral annex (the “Collateral Annex”).

Information regarding certain entities that are not affiliates of the Depositor has been provided in the Appendix. The information contained in the Appendix was prepared solely by the party described in the related section in the Appendix without any input from the Depositor.

Cross-references are included in this Disclosure Supplement and the Prospectus to captions in these materials where you can find additional information. The “Table of Contents” in this Disclosure Supplement and the “Table of Contents” in the Prospectus provide the locations of these captions.

The “Index to Defined Terms” beginning on page 64 of this Disclosure Supplement and the “Index of Defined Terms” beginning on page 126 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Disclosure Supplement and that do not have obvious meanings are defined in the Prospectus.

Banc of America Funding Corporation’s principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is (704) 386-2400.

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This Disclosure Supplement, the Term Sheet and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found in other places throughout this Disclosure Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward-looking statements speak only as of the date of this Disclosure Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

RISK FACTORS

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The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors.
•

The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may have an initial interest only period after the date of origination. During these interest only periods, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of such a mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, payments on each of these mortgage loans will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, the originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related certificates.

Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Inclusion of Mortgage Loans that Have Been Delinquent in the Past May Increase Risk of Loss

Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates, may have been 30 days delinquent more than once during the previous twelve months. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

Because principal prepayments on the mortgage loans may be distributed currently on the senior certificates and, depending on the applicable structure, the subordinate certificates, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

The rate of principal payments on the mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans;
•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;
•	liquidations of the properties that secure defaulted mortgage loans;
•	repurchases of mortgage loans by the Depositor, the Sponsor or an Originator, as applicable, as a result of defective documentation or breaches of representations or warranties;
•	the exercise of due-on-sale clauses by each Servicer in connection with transfers of mortgaged properties;
•	the optional repurchase of all the mortgage loans to effect a termination of the trust under certain circumstances as described in your term sheet; and
•	general and targeted solicitations for refinancing by mortgage originators.

The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.
•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to decrease.

Mortgage originators (including the Originators) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

If you are purchasing offered certificates at a discount, and specifically if you are purchasing a Principal-Only Certificate, you should consider the risk that if principal payments on the related mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected. See “Prepayment and Yield Considerations” in this disclosure supplement for a more detailed description of risks associated with the purchase of Principal-Only Certificates.

If you are purchasing offered certificates at a premium, or are purchasing an Interest-Only Certificate (none of which will have a class balance), you should consider the risk that if principal payments on the related mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Interest-Only Certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. See “Prepayment and Yield Considerations” in this disclosure supplement for a more detailed description of risks associated with the purchase of Interest-Only Certificates.

If you are purchasing Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR or other applicable index may result in a lower actual yield than you expected or a negative yield. If these Inverse Floating Rate Certificates are also Interest-Only Certificates, the yield on the Inverse Floating Rate

Certificates will also be highly sensitive to the rate of principal payment on the Mortgage Loans. In particular, you should consider the risk that high constant rates of LIBOR (or other applicable index) or high constant prepayment rates on the Mortgage Loans may result in the failure to recover your initial investment. See “Prepayment and Yield Considerations” in this disclosure supplement for a more detailed description of the risks associated with the purchase of Inverse Floating Rate Certificates.

In an Overcollateralized Structure, certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may have, as of the cut-off date, an aggregate principal balance in excess of the aggregate class balance of the related offered certificates, resulting in overcollateralization. If you are purchasing such offered certificates, you should consider the risk that if the level of overcollateralization falls below the targeted overcollateralization amount, excess interest from the related mortgage loans (if any) will be paid to such offered certificates as principal. This will have the effect of reducing the aggregate class balance of such offered certificates faster than the aggregate principal balance of the related mortgage loans until the required level of overcollateralization is reached.

Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may require the mortgagor to pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. The rate of prepayments on the mortgage loans may be affected by such prepayment premiums. These premiums may discourage a mortgagor from prepaying its mortgage loan during the applicable period.

The yield to maturity on the subordinate classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing of those losses), to the extent such losses are not covered by a class of subordinate certificates with a lower payment priority, overcollateralization, excess interest or some other form of credit support specified in the related term sheet. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

See “Prepayment and Yield Considerations” in this disclosure supplement.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

Delinquencies on the mortgage loans which are not advanced by or on behalf of the related Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates and the subordinate certificates. Each Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances (to the extent not covered by any applicable credit support) will be borne first by the subordinate certificates (beginning with the certificate with the lowest payment priority) of the related group and then by the senior certificates of such group.

Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinate certificates of the related group, as described in the term sheet related to the offered certificates. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans in the related loan group.

Alternative Underwriting Standards May Increase Risk of Loss

Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the transaction parties appendix to this disclosure supplement, may have been originated using an Originator’s alternative underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by that Originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using that Originator’s general underwriting standards.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

Certain of the mortgage loans, as indicated in the collateral annex to the term sheet related to the offered certificates, may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Credit Scores May Not Accurately Predict the Likelihood of Default

Each Originator generally uses credit scores as part of its underwriting process. The tables in the collateral annex to the term sheet related to the offered certificates show credit scores for the mortgagors obtained at the time of origination of their mortgage loans or later. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Originators, the Depositor or the Sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

The decrement tables and the sensitivity tables that you may receive in the term sheet related to the offered certificates have been prepared on the basis of the modeling assumptions described in your term sheet. There will likely be discrepancies between the characteristics of the actual mortgage loans included in a loan group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance of a related class of offered certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated in the related sensitivity tables.

The models used in the term sheet related to the offered certificates for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of PSA, CPR or PPC or any other applicable prepayment model and the loss severity percentages are for illustrative purposes only. For a description of PSA, CPR and PPC, see “Prepayment and Yield Considerations” in this disclosure supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans may not correspond to any of the assumptions made in this disclosure supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the decrement tables and the sensitivity tables that you may receive in the term sheet related to the offered certificates.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next distribution date. Servicers are generally required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the mortgage loans, but in each case only up to the amount of compensating interest for such distribution date as described herein under “The Pooling and Servicing Agreement and the Servicing Agreements—Compensating Interest.” To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest, they will be allocated pro rata to the classes of interest-bearing certificates and components as described herein under “Description of the Certificates—Interest” or, in the case of an Overcollateralized Structure, to the most subordinate class of certificates to the extent the applicable credit enhancements are insufficient. See “Description of Certificates” in this disclosure supplement.

Subordination of Super Senior Support and Subordinate Certificates Increases Risk of Loss

If you purchase subordinate certificates, you are more likely to suffer losses as a result of losses or delinquencies on the applicable mortgage loans than are holders of the senior certificates of the related groups.

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The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates of the related group and each class of subordinate certificates with a lower numerical designation. For example, a subordinate class designated with final suffix of “2” will not receive principal or interest on a distribution date until the senior certificates of the related group and the subordinate class designated with final suffix of “1” have received the amounts to which they are entitled on that distribution date.

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Losses that are realized on the mortgage loans in a loan group will be allocated first to the related subordinate certificates designated with highest numerical final suffix, then to the related subordinate certificates designated with a numerical final suffix that is one less than the highest numerical final suffix and so on, in reverse numerical order, until the outstanding balances of those classes have been reduced to zero.

If your certificates are subordinate certificates and the related senior certificates include ratio strip Principal-Only Certificates, a percentage of losses (which percentage described in the term sheet related to the offered certificates and referred to therein as the “Non-PO Percentage”) that are realized on the mortgage loans in the loan group related to your subordinate certificates will be allocated first to the related subordinate certificates designated with highest numerical final suffix, then to the related subordinate certificates designated with a numerical final suffix that is one less than the highest numerical final suffix and so on, in reverse numerical order, until the outstanding balances of those classes have been reduced to zero.

If your certificates are subordinate certificates and the related senior certificates include ratio strip Principal-Only Certificates, each related PO Component or class of ratio strip Principal-Only Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on those subordinate certificates in reverse order of their numerical class designations.

If your certificates are a class of Super Senior Support Certificates, you should consider the risk that after the related subordinate certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in the related loan group that is allocated to the related class of Super Senior Certificates will be borne by your class of Super Senior Support Certificates, rather than the related class of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding.

Subordinate Certificates Provide Subordination for the Senior Certificates of the Related Group of Certificates

Because the subordinate certificates provide credit support for the senior certificates of the related group or, in the case of a Crossed Structure, for several groups of senior certificates, the outstanding class balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in the related loan group or loan groups. Therefore, in a Crossed Structure, realized losses on the mortgage loans in any of the Crossed Groups will reduce the subordination provided by the related subordinate certificates to all of the related senior certificates and increase the likelihood that realized losses may be allocated to those senior certificates.

In addition, under certain circumstances principal otherwise payable to the subordinate certificates of a Crossed Group may, if described in the term sheet related to the offered certificates, be paid to the senior certificates related to those subordinate certificates, as described under “Description of the Certificates—Cross-Collateralization” in this disclosure supplement.

The Timing of Changes in the Rate of Prepayments May Significantly Affect the Actual Yield to You, Even If the Average Rate of Principal Prepayments is Consistent with Your Expectations

In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Yield Maintenance Agreements are Subject to Counterparty Risk

If described in the term sheet related to the offered certificates, the trustee or securities administrator on behalf of the Issuing Entity will enter into a yield maintenance agreement with a counterparty (to be described in the term sheet related to the offered certificates), for the benefit of one or more classes of certificates identified in the term sheet related to the offered certificates. Each such yield maintenance agreement will require the counterparty to make certain payments in the circumstances set forth herein under “Description of the Certificates—The Yield Maintenance Agreement” the one or more classes of offered certificates. To the extent that payments on the any class of certificates depend in part on payments to be received by the trustee or securities administrator under a yield maintenance agreement, the ability of the trustee or securities administrator to make such payments on such certificates will be subject to the credit risk of the counterparty to such yield maintenance agreement.

Variable Rate of Interest on Offered Certificates Will Affect Your Yield

If your certificates accrue interest at a variable rate of interest and if the mortgage interest rates on the mortgage loans related thereto bear interest at a fixed interest rate only for an initial period from its date of origination, then you should consider that after the applicable fixed-rate period, the mortgage interest rate on those mortgage loans will adjust periodically (as set forth in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates), based upon on or more indices described in the term sheet related to the offered certificate, to equal the sum of applicable index and a gross margin. Mortgage interest rate adjustments, if set forth in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the mortgage interest rate, if set forth in the term sheet related to the offered certificates and as described in the related collateral annex, may be subject to an overall rate ceiling and rate floor. The pass through rate on each certificate that accrues interest at a variable rate of interest may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related certificates.

Adjustable Rate Mortgage Loan Borrowers May Be More Likely to Prepay

The mortgage loans may consist of adjustable-rate mortgage loans and/or hybrid mortgage loans, which are mortgage loans that bear interest for an initial period at a fixed rate of interest and thereafter bear interest at a rate that periodically resets based upon one or more indices. If the mortgage loans in a loan group are hybrid mortgage loans, mortgage interest rates on those mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. Further, because the pass through rates on the certificates related to these mortgage loans generally will be based on the weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then current pass through rates on the certificates will affect the pass through rates for these certificates for future periods and the yields on these certificates.

Minimum Monthly Payment on Option ARM Mortgage Loans May be Less than the Actual Interest Due, Even if the Index Remains Constant, Thereby Increasing the Likelihood of Negative Amortization During the Early Years of Option ARM Mortgage Loans

The mortgage loans may include Option ARM Mortgage Loans, to the extent described in the term sheet related to the offered certificates and as set forth in the collateral annex to the term sheet related to the offered certificates. The minimum monthly payment for the initial period (as described in the term sheet related to the offered certificates and as set forth in collateral annex to the term sheet related to the offered certificates) following origination of those mortgage loans reflects the fixed rate in effect during that initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the related initial period. At the end of the initial period the mortgagor may choose to make payments based upon one of several payment options, including in the amount of the initial minimum monthly payment. Therefore, even if the index does not increase, the minimum monthly payment may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the index and the margin.

If the mortgagor chooses to pay the minimum monthly payment rather than the other higher payment options, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even if the minimum monthly payment increases, this adjustment may not be enough to raise the minimum monthly payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the index and the margin in effect during the following year. If the new minimum monthly payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay the minimum monthly payment.

Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may continue to cause the minimum monthly payment to be less than the monthly interest due on the mortgage loan until such date when the minimum monthly payment will be reset to a fully-amortizing payment regardless of any limit.

Negative Amortization May Increase Losses Applied to Your Certificates

The mortgage loans may include Option ARM Mortgage Loans and/or Graduated Pay Mortgage Loans. In certain cases, payments by mortgagors on Option ARM Mortgage Loans may result in negative amortization (see, “Risk Factors(Minimum Monthly Payment on Option ARM Mortgage Loans May be Less than the Actual Interest

Due, Even if the Index Remains Constant, Thereby Increasing the Likelihood of Negative Amortization During the Early Years of Option ARM Mortgage Loans” in this disclosure supplement). In addition, Graduated Pay mortgage loans result in negative amortization (see “The Trust Estates(The Mortgage Loans” in the prospectus). When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on such a mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Certificateholders will bear these losses as described in the term sheet related to the offered certificates.

Allocations of Net Negative Amortization May Affect Your Yield

The amount of negative amortization, if any, with respect to the mortgage loans in a loan group for a given month will reduce the amount of interest collected on the mortgage loans in that loan group and available to be distributed as interest in the related certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the related mortgage loans to interest distributions on those certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a loan group over the prepayments received on the mortgage loans in that group, or net negative amortization, will be deducted from the interest payable to the related certificates as described in the term sheet related to the offered certificates. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net negative amortization will be added to the class balance of any class of certificates will have the effect of increasing the applicable investors’ exposure to realized losses on the related mortgage loans. In addition, because the allocation of principal prepayments between the senior certificates and the related subordinate certificates may be determined based on the relationship between the aggregate class balance of the senior certificates and the aggregate class balance of the subordinate certificates, this method of allocating net negative amortization may affect the rate and timing of distributions of principal prepayments among the classes of certificates. See the term sheet related to the offered certificates.

Limited Source of Payments – No Recourse to Depositor, Sponsor, Master Servicer, Servicers, Securities Administrator or Trustee

Proceeds of the mortgage loans will be the primary source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Master Servicer, the Servicers, the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations and the Master Servicer with respect to its master servicing obligations.

Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Master Servicer, any of the Originators, any of the Servicers, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the Depositor, the Sponsor, the Master Servicer, any of the Originators, any of the Servicers, the Securities Administrator, the Trustee or any of their affiliates.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment

There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the collateral annex to the term sheet related to the offered certificates might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor’s prior securitizations involving the Depositor.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Rights of Beneficial Owners May Be Limited by Book-Entry System

Transactions in Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

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your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

•	under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee or securities administrator to DTC, and not directly to you.

For a more detailed discussion of Book-Entry Certificates, see “Description of Certificates” in this disclosure supplement.

Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

The mortgages or assignments of mortgage for some of the mortgage loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the Issuing Entity and will reduce the amount available to make distributions on the related certificates.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

An Originator May Not Be Able to Repurchase Defective Mortgage Loans

Each of the Originators have made or will make various representations and warranties related to the mortgage loans.

If an Originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then that Originator would be required to repurchase, or substitute for, the defective mortgage loan. It is possible that an Originator may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of an Originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Tax Consequences of Residual Certificate

•	The Residual Certificate will be the sole “residual interest” in each REMIC for federal income tax purposes.
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The holder of the Residual Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Residual Certificate other than the distribution of its class balance and interest on that balance.

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Treasury regulations require a seller of the Residual Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

•	Due to its tax consequences, the Residual Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Residual Certificate may not be acquired by Plans.

See “Description of Certificates—Restrictions on Transfer of the Residual Certificate,” “Prepayment and Yield Considerations—Yield on the Residual Certificate,” “ERISA Considerations” and “Federal Income Tax Consequences” in this disclosure supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans in the trust, which will be borne by all classes of interest-bearing Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See “Description of Certificates—Interest” in this disclosure supplement and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

Risks Specific to Overcollateralized Structures

Payments May Be Partially Dependant on an Interest Rate Swap Agreement and May Be Made to a Swap Provider Prior to Certificateholders

If described in the term sheet related to the offered certificates, a supplemental interest trust trustee will enter into an interest rate swap on behalf of the issuing entity with a swap provider. Any amounts received by the supplemental interest trust trustee from the swap provider under the interest rate swap agreement will be applied as described in the related term sheet to pay certain amounts, including, to the extent specified therein, interest shortfalls and cap carryover amounts, to maintain overcollateralization and to pay realized loss amortization amounts. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed by the supplemental interest trust for the benefit of the swap provider on such distribution date. No assurance can be made that any amounts will be received by the supplemental interest trust trustee under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, cap carryover amounts and realized loss amortization amounts. Any net swap payment payable to the supplemental interest trust for the benefit of the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the offered certificates in an Overcollateralized Group, and may reduce the pass-through rates of the offered certificates in an Overcollateralized Group. If the rate of prepayments on the Mortgage Loans in an Overcollateralized Loan Group is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans in an

Overcollateralized Loan Group, thereby increasing the relative proportion of interest collections on the Mortgage Loans in an Overcollateralized Loan Group that must be applied to make net swap payments to the supplemental interest trust for the benefit of the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates in an Overcollateralized Group. In addition, any termination payment payable by the supplemental interest trust trustee to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to holders of the offered certificates in an Overcollateralized Group.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that a swap termination payment to the swap provider is required, that payment will be paid to the supplemental interest trust and then to the swap account for payment to the swap provider on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to holders of the offered certificates in an Overcollateralized Group. This feature may result in losses on the offered certificates in an Overcollateralized Group. Due to the priority of the applications of the available funds, the senior most subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates in an Overcollateralized Group and one or more classes of the subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the senior most subordinate certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement from the swap provider, the ability of the supplemental interest trust trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement. In addition, no assurance can be made that in the event of an early termination of the interest rate swap agreement, the depositor will be able to obtain a replacement interest rate swap agreement.

There is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

With respect to an Overcollateralized Structure, because the weighted average of the mortgage interest rates on the mortgage loans in an Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the related offered certificates, such mortgage loans are expected to generate more interest than is needed to pay interest owed on the related offered certificates as well as certain fees and expenses of the Issuing Entity allocable to the related offered certificates. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on such mortgage loans. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that such mortgage loans will generate:

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When such a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time such a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.
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If the rates of delinquencies, defaults or losses on such mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of related offered certificates.

The Rights of any NIMS Insurer Could Adversely Affect Offered Certificates

On or after the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement that could adversely affect holders of the offered certificates. Pursuant to the pooling and servicing agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without their consent, and the holders of the Offered Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of the NIMS Insurer under the pooling and servicing agreement may include, but are not limited to, the following:

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the right to control the voting rights of the certificates in directing the trustee to terminate the rights and obligations of a servicer under the pooling and servicing agreement upon a default by such servicer;

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the right to control the voting rights of the certificates in directing the removal of the trustee, securities administrator, any co-trustee or the custodian pursuant to the pooling and servicing agreement for failure of such party to perform its obligations thereunder; and

•	the right to control the voting rights of the certain of the certificates in directing the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer’s consent will be required before, among other things, any amendment to the pooling and servicing agreement affecting the certificates.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;
•	the rights granted to the NIMS Insurer are extensive;
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the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS Insurer’s rights; and

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the NIMS Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

There is a Risk that Interest Payments on the Mortgage Loans May be Insufficient to Maintain Overcollateralization

Because the weighted average of the mortgage interest rates on the mortgage loans in an Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the related offered certificates, such mortgage loans will be expected to generate more interest than is needed to pay interest owed on the related offered certificates as well as certain fees and expenses of the Issuing Entity. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans in the Overcollateralized Loan Group. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans in an Overcollateralized Loan Group will generate:

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When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.
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If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the offered certificates.

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The pass-through rates of the offered certificates may be based on an index while the mortgage loans may have mortgage interest rates that are adjustable based on a different index. As a result, the pass-through rates on the offered certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Effect of Mortgage Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates

The yields to maturity on the offered certificates in an Overcollateralized Group may be affected by the resetting of the mortgage interest rates on the mortgage loans in the related Overcollateralized Loan Group on their related adjustment dates due to the factors set forth below. The mortgage interest rates on such mortgage loans may be based on varying indices, may not adjust for significant periods after the dates of their origination, and thereafter adjust less frequently than the related offered certificates, while the pass-through rates on the offered certificates may be based on a different index, may be subject to caps and generally will be adjusted monthly. This mismatch of indices and adjustment frequency may cause the pass-through rates on the offered certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on the offered certificates, and could result in the limitation of the pass-through rates on some or all of the offered certificates by an applicable rate cap and could therefore adversely affect the yield to maturity on such offered certificates. Caps on offered certificates generally will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the related Overcollateralized Loan Group with relatively low mortgage interest rates, which will increase the likelihood that the caps will apply to limit the pass-through rates on one or more classes of the offered certificates.

If the pass-through rate on any class of offered certificates is limited by a cap based on the mortgage interest rates of the related mortgage loans for any distribution date, the resulting cap carryover amounts may be recovered by the holders of the affected class or classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the Issuing Entity. These cap carryover amounts may also be covered by amounts payable under a yield maintenance agreement or an interest rate swap.

Credit Enhancement for Senior Certificates May Increase the Risk of Loss for Mezzanine and Subordinate Certificates

The protections afforded the senior certificates in an Overcollateralized Structure create risks for the mezzanine and subordinate certificates. Prior to any purchase of any mezzanine or subordinate certificates, consider the following factors that may adversely impact your yield:

Because the mezzanine and subordinate certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the mezzanine and subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

If a servicer determines not to advance a delinquent payment on a mortgage loan in an Overcollateralized Loan Group because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which may impact the mezzanine and subordinate certificates.

The portion of the shortfalls in the amount of interest collections on mortgage loans in an Overcollateralized Loan Group that are attributable to prepayments in full or partial prepayments and are not covered by a servicer may result in a shortfall in distributions on the certificates, which will impact the mezzanine and subordinate certificates.

The mezzanine and subordinate certificates are not expected to receive principal distributions until, at the earliest, three years from the applicable closing date (unless the senior certificates are reduced to zero prior to such date).

Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the offered certificates of an Overcollateralized Group. If there is no overcollateralization, losses will be allocated to the subordinate certificates in reverse order of payment priority and then to the mezzanine certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss allocated to a mezzanine or subordinate certificate (except where a class balance has been increased by a recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the certificate. The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

THE MORTGAGE POOL

The following descriptions of, and the information provided in the Collateral Annex regarding the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the closing date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted for them. Unless the context requires otherwise, references in the Collateral Annex to percentages of the Mortgage Loans in each Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

The Issuing Entity will consist primarily of a pool (the “Mortgage Pool”) of fully-amortizing mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties. The Mortgage Loans may be divided into Loan Groups. The Mortgage Loans will be either adjustable-rate mortgage loans (“Adjustable-Rate Mortgage Loans”) or fixed-rated mortgage loans (“Fixed-Rate Mortgage Loans”) as specified in the Term Sheet. The Mortgage Loans may be divided into Loan Groups. The Mortgage Loans in each Loan Group have the characteristics set forth in the tables in the Collateral Annex.

The Mortgage Pool consists of Mortgage Loans either originated by the Sponsor or purchased by the Sponsor from other Originators and either (i) originated by the Originators or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

The Mortgage Loans will be sold by the Sponsor to the Depositor on the closing date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the “Mortgage Loan Purchase Agreement”). See “The Pooling and Servicing Agreement and the Servicing Agreements—Repurchases of Mortgage Loans” in this Disclosure Supplement.

Certain of the Mortgage Loans may have been originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See “Risk Factors—Alternative Underwriting Standards May Increase Risk of Loss,” and the underwriting standards described in the Appendix.

The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period) principal due on the first day of each month. Each Fixed-Rate Mortgage bears interest at a fixed rate for the life of such Fixed-Rate Mortgage Loan. Each Adjustable-Rate Mortgage Loan bears interest initially at a fixed rate and then at a variable rate of interest, based upon the related Index.

The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor’s originated and acquired portfolio of first lien, closed-end mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the desired credit support percentages.

As of the Cut-off Date, certain of the Mortgage Loans may be covered by existing primary mortgage insurance policies (each, a “PMI Policy”). The related premium will be paid by the applicable Servicer from a portion of the interest payment due from the related borrower and the per annum premium rate will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement.

The “Loan-to-Value Ratio” of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the value of the related mortgaged property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at the time of origination of the Mortgage Loan or the purchase price; provided, however, that in the case of a refinanced Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables in the Collateral Annex. Subject to minor exceptions permitted in the discretion of the Originator of the Mortgage Loan, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The Originators may have used Credit Scores as part of their origination processes. “Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. A Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in the Collateral Annex were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Each mortgage note for an Adjustable-Rate Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth in the Term Sheet and adjusts annually, semi-annually or monthly thereafter (each, an “Adjustment Date”). Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

On each Adjustment Date, the mortgage interest rate of each Adjustable-Rate Mortgage Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the “Gross Margin”), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the “Periodic Cap”). The range of the Periodic Caps for the Adjustable-Rate Mortgage Loans with Periodic Caps are described in your Term Sheet. In addition, adjustments to the interest rate for each Adjustable-Rate Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a “Rate Ceiling”) and a lifetime minimum mortgage interest rate (a “Rate Floor”), which may be the related Gross Margin. On the first due date following each Adjustment Date for each Adjustable-Rate Mortgage Loan, the monthly payment for the Adjustable-Rate Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Adjustable-Rate Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. See the tables in Collateral Annex for certain statistical information on Rate Ceilings applicable to the Adjustable-Rate Mortgage Loans in each Loan Group.

The index for certain of the Adjustable-Rate Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“One-Year LIBOR”). In the event One-Year LIBOR is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

The index for certain of the Adjustable-Rate Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for six-month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“Six-Month LIBOR”). In the event Six-Month LIBOR is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

The index for certain of the Adjustable-Rate Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“One-Month LIBOR”). In the event One-Month LIBOR is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

The index for certain of the Adjustable-Rate Mortgage Loans may be an annual average of the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published in Fannie Mae and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“LAMA”). In the event LAMA is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

The index for certain of the Adjustable-Rate Mortgage Loans may be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) (“One-Year CMT” and together with One-Year LIBOR, Six-Month LIBOR, One-Month LIBOR and LAMA, an “Index”) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event One-Year CMT is no longer available, the applicable Servicer of such Adjustable-Rate Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

The index for certain of the Adjustable-Rate Mortgage Loans may not be One-Year LIBOR, Six-Month LIBOR, One-Month LIBOR, LAMA or One-Year CMT. In such case, the relevant index will be described in your Term Sheet.

The tables in Collateral Annex set forth certain statistical information with respect to the Mortgage Loans in each of the Loan Groups. Due to rounding, the percentages shown may not total 100.00%.

MORTGAGE LOAN UNDERWRITING STANDARDS

The Depositor will purchase the Mortgage Loans from Bank of America, as Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with the underwriting standards described in the Appendix.

THE ORIGINATORS

The Mortgage Loans will be originated by certain originators (the “Originators”) as described in the Appendix. Additionally, information regarding the origination practices of certain Originators is described in the Appendix.

THE SPONSOR

The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See “The Sponsor,” “Mortgage Purchase Program,” “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement” in the Prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans and information regarding certain of the Originators’ prior residential mortgage loan securitizations or prior loan originations is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of the mortgage loan securitizations or Originator portfolios identified on this website is unique, and the characteristics of each securitized mortgage loan pool or Originator portfolio varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations or Originator portfolios described above may have been influenced by factors beyond the Sponsor’s or Originator’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or Originator portfolios is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering. The Originator information referred to above was prepared solely by the applicable Originator.

The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 will not form a part of this Disclosure Supplement, the accompanying Prospectus or the Depositor’s registration statement.

The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

THE DEPOSITOR

The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

See “The Depositor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the Prospectus for more information about the Depositor and its material roles and duties in this securitization.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust (the “Issuing Entity”), formed on the closing date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described in the Prospectus under “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.” The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement and the Servicing Agreements” in this Disclosure Supplement. The Trustee, on behalf of the Issuing Entity, is, prior to an Event of Default, only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.” In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See “Risk Factors—Special Power of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates” and “—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the Prospectus.

SERVICING OF MORTGAGE LOANS

The Servicers

The Mortgage Loans will be serviced by one or more servicers (the “Servicers”) as described in the Appendix. Additionally, information regarding the servicing practices of certain Servicers is described in the Appendix.

The Servicers may perform any of their obligations under the Servicing Agreements (as defined in the Appendix) through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

The Master Servicer and Securities Administrator

In the event that there is more than one Servicer of the Mortgage Loans, the Mortgage Loans may be master serviced by a master servicer (the “Master Servicer”) in accordance with the terms of the related Pooling and Servicing Agreement. The Master Servicer will be required to monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (so long as such Servicer is not the same legal entity or an affiliate of the Master Servicer) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by a Servicer that is the same legal entity or an affiliate of the Master Servicer, the Trustee will be required to enforce any remedies against that Servicer and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

To the extent your Term Sheet identifies a Master Servicer or securities administrator (the “Securities Administrator”), certain information regarding such parties is described in the Appendix. If no Securities Administrator is so identified, references in this Disclosure Supplement to the Securities Administrator should be understood to include the Servicer, the Master Servicer and/or the Trustee.

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

The certificates (the “Certificates”) will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) to be dated the closing date, among the Depositor, the Master Servicer or a Servicer, the Securities Administrator and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See “The Pooling and Servicing Agreement” in the Prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and Servicing Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the closing date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the “Mortgage File”):

•

the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

•

the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian as soon as the same is available to the Depositor);

•	except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording);
•	if applicable, any riders or modifications to such Mortgage Note and Mortgage;

provided, however, that if Wells Fargo Bank, N.A. is a Servicer, it will retain possession of certain items in the Mortgage File, including but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans serviced by it.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Securities Administrator and the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor and except with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian on behalf of the Trustee will promptly review each Mortgage File after the closing date (or promptly after the Trustee’s or custodian’s receipt of any document permitted to be delivered after the closing date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

Repurchases of Mortgage Loans

The Sponsor acquired the Mortgage Loans not originated by it from the Originators either on a servicing-retained basis pursuant to the related Servicing Agreements or on a servicing-released basis pursuant to correspondent purchase agreements. Under the Servicing Agreements, the Originators with respect to the Mortgage Loans purchased by the Sponsor on a servicing-retained basis made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the Sponsor. The representations and warranties with respect to the Mortgage Loans purchased by the Sponsor from the Originators on a servicing-retained basis will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. Also, under the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans serviced by it under the Bank of America Servicing Agreement, which includes the Mortgage Loans originated by the Sponsor and the Mortgage Loans purchased by the Sponsor from the Originators on a servicing-released basis. The representations and warranties made by the Sponsor under the Mortgage Loan Purchase Agreement will be assigned by it to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator or the Sponsor with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, that Originator or the Sponsor, as applicable, will be obligated to cure such breach. If the related Originator or the Sponsor, as applicable, does not cure such breach in accordance with the applicable Servicing Agreement or the Mortgage Loan Purchase Agreement, as the case may be, that Originator or the Sponsor, as applicable, will be required to either (i) repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing Fee Rate or (ii) substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of certificateholders) certain limited representations and warranties as of the closing date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor pursuant to the Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing Agreement as described above, the Sponsor will be required to either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the closing date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a “Deleted Mortgage Loan.” In the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

An “Eligible Substitute Mortgage Loan” generally will:

•

have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage Loan and held for distribution to the certificateholders on the related Distribution Date (a “Substitution Adjustment Amount”);

•	have a Net Mortgage Rate not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;
•	be of the same type as the Deleted Mortgage Loan;
•	have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;
•	have a Credit Score not less than that of the Deleted Mortgage Loan;
•	have a credit grade not lower in quality than that of the Deleted Mortgage Loan;
•	have the same lien priority as the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and
•

comply with all of the applicable representations and warranties in the Servicing Agreements, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement as of the date of substitution.

To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both a representation and warranty of an Originator under the applicable Servicing Agreement and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee’s right to enforce the obligations of that Originator under the applicable Servicing Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor’s obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Payments on Mortgage Loans; Accounts

Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a “Servicer Custodial Account”). With respect to each Servicer, funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month or other date specified in the applicable Term Sheet (or if such day is not a business day, the preceding business day) (the “Remittance Date”), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer, if any, for deposit in an account established by the Master Servicer on or prior to the closing date (the “Master Servicer Custodial Account”). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date. If there is no Master Servicer, funds will be remitted directly to the Securities Administrator or Trustee.

Not later than the business day prior to each Distribution Date (subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing Agreement to be deposited into an account established by the Securities Administrator or Trustee on or prior to the closing date (the “Certificate Account”). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Compensating Interest

When a mortgagor prepays a Mortgage Loan in full between due dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a partial prepayment is made on a Mortgage Loan together with the scheduled monthly payment for a month on or after the related due date, the Stated Principal Balance of the Mortgage Loan is reduced by the amount of the partial prepayment as of that due date, but the principal is not distributed to the related certificateholders until the related Distribution Date. To the extent the related Distribution Date is in the next month, one month of interest shortfall accrues on the amount of such partial prepayment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

Pursuant to the applicable Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount (such amount, “Compensating Interest”) as described in the Term Sheet.

With respect to any Mortgage Loan as to which a principal prepayment was received during the prior calendar month, a “Prepayment Interest Shortfall” for any Distribution Date is equal to the excess of (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of such prepayment on such Mortgage Loan over (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayment.

To the extent a Servicing Agreement permits a Servicer to pass through principal prepayments received during a portion of the calendar month in which the related Distribution Date occurs (in addition to a portion of the prior calendar month), such Servicer will be entitled to retain any payments of interest received on the amount of such principal prepayments received during the portion of the calendar month in which the related Distribution Date occurs.

Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See “Description of Certificates” in this Disclosure Supplement.

Advances

Subject to the following limitations, each Servicer is required pursuant to the related Servicing Agreement to advance (any such advance, an “Advance”) prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount (or any Interest Remittance Amount or Principal Remittance Amount, in the case of an Overcollateralized Loan Group) for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An “REO Property” is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the “Determination Date” generally will be the 16th day of the month in which such Distribution Date occurs (or if such day is not a business day, the immediately preceding business day) or such other date specified in the related Term Sheet.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loans serviced by such Servicer. In the event a Servicer fails to make an Advance as required under the related Servicing Agreement, such failure will constitute an event of default under such agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the Prospectus. Additional provisions relating to optional termination that will apply in relation to the Mortgage Loans are set forth in the Term Sheet.

Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under “Description of Certificates—Priority of Distributions.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

In no event will the Issuing Entity created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

The Trustee

Certain information regarding the Trustee under the Pooling and Servicing Agreement will be described in the Appendix.

The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by that Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement and the Servicing Agreements” in this Disclosure Supplement.

In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

The Trustee may hold the Mortgage Files held by it in one of its custodial vaults or through one or more custodians, as described in the Appendix.

Each such custodian and the Trustee, in its capacity as custodian, will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the certificateholders.

See “The Pooling and Servicing Agreement—The Trustee” in the Prospectus for more information about the Trustee and its obligations under the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Transaction Parties

The Term Sheet you will receive relating to the Offered Certificates will provide information regarding the compensation and payment of expenses to the transaction parties, including the applicable Servicing Fee (the

“Servicing Fee”) and the applicable Servicing Fee Rate (the “Servicing Fee Rate”) payable to each Servicer, and other related fees (in the aggregate, the “Administrative Fees”).

The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Securities Administrator from the Securities Administrator’s compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity. Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts including the fees of any subservicer hired by a Servicer will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described below under “—Compensating Interest.” In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master Servicer appoints a successor servicer under the Pooling and Servicing Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of the amount by which Liquidation Proceeds on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate (such excess, “Foreclosure Profits”). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under “The Pooling and Servicing Agreement—Periodic Advances and Servicing Advances” in the Prospectus.

Compensation payable to the Trustee for its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid by the Trustee, with reimbursement therefor from the Issuing Entity. The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investments of funds on deposit in the Master Servicer Custodial Account. The Securities Administrator, the Master Servicer and the Trustee are entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the Prospectus under the headings “The Depositor,” “Servicing of the Mortgage Loans—The Servicers,” and “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer.”

The Term Sheet will specify any other fees or alternative fee arrangements other than discussed above.

Voting Rights

Voting rights for certain actions specified in the Pooling and Servicing Agreement will be described in the base prospectus.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

The “Percentage Interest” of a Certificate of a class (other than a class of Exchangeable REMIC or Exchangeable Certificates or a class of special retail certificates) is generally the percentage obtained by dividing the initial principal balance (or initial notional amount) of such Certificate by the initial class balance (or initial notional amount) of such class. The Percentage Interest of a Certificate of a class of Exchangeable REMIC or Exchangeable

Certificates or a class of special retail certificates is the percentage obtained by dividing the current principal balance (or current notional amount) of such Certificate by the current class balance (or current notional amount) of such class.

DESCRIPTION OF CERTIFICATES

The Certificates will be described generally in the Term Sheet and the terms of any class of Senior Certificates will be described in the Term Sheet. Certain classes of the Subordinate Certificates will be Offered Certificates, as described in the Term Sheet. Such classes of Subordinate Certificates may be referred to as the “Offered Subordinate Certificates.”

The “Final Scheduled Distribution Date” for the Offered Certificates will be as set forth in the Term Sheet. The Final Scheduled Distribution Date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

Denominations and Form

Except as otherwise provided in the Term Sheet, the Offered Certificates (other than the Residual Certificate, if offered) will be issuable in book-entry form only (the “Book-Entry Certificates”). The Residual Certificate will be issued in definitive, fully-registered form (such form, the “Definitive Certificates”). The Term Sheet will set forth the original Certificate form, the minimum denomination and the incremental denomination of each class of Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than their minimum denominations. A single certificate of each class may be issued in an amount different than (but not less than) the applicable minimum denomination described in the Term Sheet.

Distributions—General

Distributions on the Certificates will be made on the Distribution Date set forth in the Term Sheet (or, if not a business day, the next business day, each such date being a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the “Record Date”) or such other Record Date as is set forth in the Term Sheet.

Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator or certificate registrar, as applicable, in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee or Securities Administrator, as applicable. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under “Description of Certificates—Book-entry Form” in the Prospectus.

Distributions on the Shifting Interest Certificates

Pool Distribution Amount

The “Pool Distribution Amount” for each Loan Group, other than an Overcollateralized Loan Group, with respect to any Distribution Date will be determined by reference to amounts received in connection with the Mortgage Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the pooling and servicing agreement or the related servicing agreement, unless otherwise provided in the Term Sheet, and will generally be equal to the sum of:

(a)	all scheduled installments of interest (net of the related Administrative Fees) and principal due on the Mortgage Loans in such Loan Group on the due date in the calendar month in which such

Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

(b)

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(c)	all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of that Distribution Date;
(d)

amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Issuing Entity by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement; and

(e)

any amounts required to be paid by an Originator or the Sponsor to the Issuing Entity during the prior calendar month with respect to the Mortgage Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the “Reimbursement Amount”), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

Priority of Distributions

The aggregate amount available for distribution to the Certificates of any Group, other than an Overcollateralized Loan Group, on a Distribution Date (except, in the case of any Group that is part of a Crossed Group, to the extent of cross-collateralization payments) will be the Pool Distribution Amount for the related Loan Group. The Subordinate Certificates related to a Stacked Group will be entitled to distributions from the Pool Distribution Amount for the related Loan Group and the Subordinate Certificates related to a Crossed Group will be entitled to distributions from the Pool Distribution Amounts for the related Loan Groups.

Unless otherwise described in the Term Sheet, on each Distribution Date, the Pool Distribution Amount for each Loan Group, other than an Overcollateralized Loan Group, will be allocated in the following order of priority (the “Pool Distribution Amount Allocation”):

(a)	to the Senior Certificates of the related Group to pay interest;
(b)	to the classes of Senior Certificates of such Group, based on the applicable Senior Principal Distribution Amount, as described below under “—Principal,” to pay principal;
(c)

in the case of a Stacked Group, to each class of related Subordinate Certificates, first to pay interest and then to pay principal, in each case in the order of their seniority (beginning with the class of such Subordinate Certificates with the highest payment priority then outstanding) and, in the case of any Crossed Group, subject to any payments described under “—Cross Collateralization,” to each class of related Subordinate Certificates, first to pay interest and then to pay principal, in each case in the order of their seniority (beginning with the class of such Subordinate Certificates with the highest payment priority then outstanding); and

(d)	to the Residual Certificate, any remaining amounts, subject to the limitations set forth below under “—Interest” and “—Principal.”

Interest

The pass-through rate for each class or component of the Offered Certificates for each Distribution Date will be as set forth in the Term Sheet.

Unless otherwise described in the Term Sheet, interest will accrue on each class of interest-bearing Certificates (other than any Interest-Only Certificates comprised of Components and LIBOR-based Certificates) and each interest-bearing Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a “Regular Interest Accrual Period”). Interest which accrues on each such class of Certificates or Component during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances or reductions in the notional amounts thereof on the Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on LIBOR-based Certificates during each one-month period as specified in the Term Sheet (each a “No Delay Interest Accrual Period” and, together with a Regular Interest Accrual Period, an “Interest Accrual Period”). The initial LIBOR-Based Interest Accrual Period will be deemed to have commenced on the date specified in the Term Sheet.

On each Distribution Date, to the extent of the applicable Pool Distribution Amount, each class of Certificates in a Shifting Interest Loan Group (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be entitled to receive interest (as to each such class or component, the “Interest Distribution Amount”) with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class or component balance or, in the case of any Interest-Only Certificate, the applicable notional amount, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

Any Principal-Only Certificates will not bear interest.

The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Certificates (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be reduced by the amount of Net Interest Shortfalls for such Distribution Date allocated to such class or component as described below.

Unless otherwise described in the Term Sheet, with respect to any Distribution Date, the “Net Interest Shortfall” for any Loan Group is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in such Loan Group as a result of a Relief Act Reduction, and (ii) any Non-Supported Interest Shortfalls relating to such Loan Group. Unless otherwise described in the Term Sheet, the Net Interest Shortfall for a Stacked Group on any Distribution Date will be allocated pro rata among all classes of related Senior Certificates, Components and Subordinate Certificates based on the amount of interest accrued on each such class or component before taking into account any reduction in such amount resulting from such Net Interest Shortfall. Unless otherwise described in the Term Sheet, the Net Interest Shortfall for Loan Groups comprising a Crossed Group on any Distribution Date will be allocated pro rata among all classes of Senior Certificates and Components for all Groups related to such Crossed Group and the related Subordinate Certificates based on the amount of interest accrued on each such class or component before taking into account any reduction in such amount resulting from such Net Interest Shortfall. A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. With respect to any Distribution Date, the “Non-Supported Interest Shortfall” for any Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans in such Loan Group for such Distribution Date exceeds the applicable Compensating Interest allocable to such Loan Group for such Distribution Date. See “The Pooling and Servicing Agreement and the Servicing Agreements—Compensating Interest” in this Disclosure

Supplement and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the Prospectus.

Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Loan Group first to the related Subordinate Certificates (in reverse order of seniority beginning with the class of such Subordinate Certificates with the lowest payment priority) will result from the priority of distributions first to the Senior Certificates of the related Group and then to the related classes of Subordinate Certificates (in order of seniority), of the applicable Pool Distribution Amount as described above under “—Priority of Distributions.”

After the applicable Senior Credit Support Depletion Date, the Senior Certificates of a Group will bear the risk of loss for the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance immediately prior to such Distribution Date.

If on a particular Distribution Date, the applicable Pool Distribution Amount or Amounts applied in the order described above under “—Priority of Distributions” or in the Term Sheet is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Under certain circumstances, the unpaid interest amounts for a Group of Senior Certificates in a Crossed Group will be payable from amounts otherwise distributable as principal on the related Subordinate Certificates in reverse order of seniority. See “—Cross-Collateralization” in this Disclosure Supplement.

Interest-Only Certificates will have no class balance. The Components related to any class of Interest-Only Certificates will have no component balance. The notional amount of any class of Interest-Only Certificates comprised of components will be equal to the sum of the notional amounts of the related Components. The notional amount of any other class of Interest-Only Certificates and the notional amounts of any Components will be as set forth in the Term Sheet.

Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for any accreting class of Certificates will accrue on such class, but all or a portion of such amount may not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described the Term Sheet.

The “Accretion Termination Date” for any accreting class of Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the class balance of the related accretion-directed classes of Certificates has been reduced to zero and (ii) the related Senior Credit Support Depletion Date.

The “component balance” of each PO Component at any time will generally equal its initial component balance less (i) all distributions of principal made to such Component and (ii) losses allocated to such Component.

The “class balance” of a class of Certificates at any time will generally equal its initial class balance less (i) all distributions of principal made to such class, and (ii) losses allocated to such class as described under “—Allocation of Losses.”

The “Group Subordinate Amount” for any Distribution Date and any Loan Group is equal to the excess of the Pool Principal Balance for such Loan Group over the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date.

The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

LIBOR

LIBOR will be determined for any class of Certificates described in the Term Sheet as bearing interest at pass-through rates based on LIBOR by the Securities Administrator as described below. The Securities Administrator will determine LIBOR and the respective pass-through rates for such Certificates for each related Interest Accrual Period (after the first such Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a “LIBOR Determination Date”).

On each LIBOR Determination Date, the Securities Administrator will determine LIBOR for the succeeding LIBOR-Based Interest Accrual Period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein “Telerate page 3750” means the display designated as page 3750 on the Reuters Telerate Service.

If on any LIBOR Determination Date the Securities Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” will be the rate per annum which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of  1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine LIBOR, such percentage as set forth in the Term Sheet.

The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and its calculation of the rate of interest applicable to the LIBOR-based Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator.

Principal

Unless otherwise described in the Term Sheet, on each Distribution Date, the Principal Amount for a Loan Group, other than an Overcollateralized Loan Group, will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the related Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

Unless otherwise described in the Term Sheet, the “Principal Amount” for any Distribution Date and any Loan Group, other than an Overcollateralized Loan Group, will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;
(b)

the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan in such Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional termination of the Issuing Entity as described under “The Pooling and Servicing Agreement and Servicing Agreements—Optional Termination” in this Disclosure Supplement and in the Term Sheet;

(c)

any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received in the calendar month preceding the month of that Distribution Date;

(d)

any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of that Distribution Date; and

(f)	all full and partial principal prepayments by mortgagors on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of that Distribution Date.

The amounts described in clauses (a) through (d) are referred to as “Scheduled Principal Payments.” The amounts described in clauses (e) and (f) are referred to as “Unscheduled Principal Payments.”

Senior Principal Distribution Amount

Unless otherwise described in the Term Sheet, on each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for each Loan Group, other than an Overcollateralized Loan Group, for such Distribution Date and (b) the Pool Distribution Amount for such Loan Group remaining after distributions of interest on the Senior Certificates of the related Group will be distributed as principal to such Senior Certificates as summarized in the Term Sheet. The distribution priorities for the Senior Certificates of any Group, other than an Overcollateralized Loan Group, will not apply on any Distribution Date on or after the related Senior Credit Support Depletion Date. On each Distribution Date on or after the Senior Support Depletion Date for a Group, other than an Overcollateralized Loan Group, the amount to be distributed as principal of the related Senior Certificates will be distributed concurrently to such Senior Certificates, pro rata, in accordance with their respective class balances immediately prior to such Distribution Date.

The “Senior Credit Support Depletion Date” for a Group, other than an Overcollateralized Loan Group, is the date on which the aggregate class balance of the Subordinate Certificates related to such Group have been reduced to zero.

The “Senior Principal Distribution Amount” for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal the sum of:

(a)	the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

(b)	the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

The “Pool Principal Balance” for a Loan Group with respect to any Distribution Date equals the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

The “Senior Percentage” for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal (i) the sum of the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the such Loan Group for such date.

The “Subordinate Percentage” for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

If a Loan Group is a Shifting Interest Loan Group, the Term Sheet will describe the calculation of the related “Senior Prepayment Percentage” for each Distribution Date. Subject to the description thereof in the Term Sheet, such Senior Prepayment Percentage will provide that all or a portion of the related Subordinate Percentage of Unscheduled Principal Payments on the Mortgage Loans in such Loan Group for a Distribution Date will be distributed to the Senior Certificates of the related Group. Generally, the portion of such Subordinate Percentage of Unscheduled Principal Payments distributed to such Senior Certificates will decrease over time, which decreases will be summarized in the Term Sheet. However, unless otherwise described in the Term Sheet, no decrease in the Senior Prepayment Percentage for a Loan Group will occur if as of any Distribution Date as to which any such decrease applies (x) the outstanding principal balance of all Mortgage Loans in such Loan Group or, in the case of a Loan Group that is part of a Crossed Group, such Crossed Group (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy protection after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the related Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Group, or in the case of a Loan Group that is part of a Crossed Group, such Crossed Group exceed the percentages of the aggregate class balance of the related Subordinate Certificates, as of the Closing Date (the “Original Subordinate Principal Balance”) indicated below:

Distribution Date Occurring In	Percentage of Original Subordinate Principal Balance
The first 36 months following the Closing Date	20%
37th month through the 96th month following the Closing Date	30%
97th month through the 108th month following the Closing Date	35%
109th month through the 120th month following the Closing Date	40%
121st month through the 132nd month following the Closing Date	45%
133rd month following the Closing Date and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group (or, in the case of a Loan Group that is part of a Crossed Group, such Crossed Group), increasing the relative interest in the related Pool Principal Balance evidenced by the related Subordinate Certificates. Increasing the interest of such Subordinate Certificates relative to that of the applicable

Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

The “Subordinate Prepayment Percentage” for a Loan Group, other than an Overcollateralized Loan Group, as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

If on any Distribution Date the allocation to any class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

Subordinate Principal Distribution Amount

Unless otherwise described in the Term Sheet, on each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the related Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amount and the class balances of all such Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amount) of the aggregate Subordinate Principal Distribution Amount for the related Loan Group or, with respect to a Crossed Group, such Crossed Groups, to the extent that the remaining aggregate Pool Distribution Amount for such Loan Group or, with respect to a Crossed Group, such Crossed Group, is, sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the related Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of related Subordinate Certificates with a payment priority lower than such class will be entitled to receive a principal distribution in respect of clause (b) of the aggregate Subordinate Principal Distribution Amounts for the related Loan Group or, with respect to a Crossed Group, such Crossed Group.

Distributions of principal on each class of Subordinate Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each such class of Subordinate Certificates in the order of their seniority until each such class has received its respective pro rata share for such Distribution Date.

The “Fractional Interest” with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of related Subordinate Certificates that are more senior than such class, divided by (ii) (A) the Pool Principal Balance for the related Loan Group or, with respect to a Crossed Group, such Crossed Group immediately prior to such Distribution Date.

The approximate Fractional Interests for the Subordinate Certificates on the Closing Date will be set forth in the Term Sheet.

The “Subordinate Principal Distribution Amount” for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal the sum of:

(a)	the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and
(b)	the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

Residual Certificate

The Residual Certificate will remain outstanding for so long as the Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Residual Certificate will be entitled to receive any Pool

Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii) interest and principal on the applicable Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

The Term Sheet may indicate that one or more of the Loan Groups in an Issuing Entity may be cross-collateralized. Unless otherwise specified in the Term Sheet, on each Distribution Date prior to the Senior Credit Support Depletion Date for a Crossed Group but on or after the date on which the class balances of the Senior Certificates of a Group in such Crossed Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the related Subordinate Certificates will be paid as principal to the remaining classes of Senior Certificates of the other Group or Groups in such Crossed Group in accordance with the priorities set forth for the applicable Group in the Term Sheet; provided that on such Distribution Date (a) the Subordinate Percentage for the related Loan Group for such Distribution Date is less than twice the initial Subordinate Percentage for such Loan Group or (b) the average outstanding principal balance of the Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loan in such Loan Group in foreclosure, any REO Property in such Loan Group and any Mortgage Loan in such Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the related Subordinate Certificates is greater than or equal to 50%. If the Senior Certificates of two or more Groups in a Crossed Group remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the Senior Certificates of each such Group.

In addition, unless otherwise specified in the Term Sheet, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a Group in a Crossed Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the “Aggregate Crossed Group Undercollateralized Group” and any such excess, the “Aggregate Crossed Group Undercollateralized Amount”), all amounts otherwise distributable as principal on the Subordinate Certificates related to such Crossed Group in reverse order of their payment priority), will be paid as principal to the Senior Certificates of the related Aggregate Crossed Group Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth in the Term Sheet, until the aggregate class balance of the Senior Certificates of the Aggregate Crossed Group Undercollateralized Group equals the Adjusted Pool Amount of the related Loan Group. If two or more Groups in a Crossed Group are Aggregate Crossed Group Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such Group exceeds the Pool Principal Balance of the related Loan Group.

Also, unless otherwise specified in the Term Sheet, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of Interest Distribution Amount with respect to an Aggregate Crossed Group Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Aggregate Crossed Group Undercollateralized Group in accordance with the priorities set forth in the Term Sheet prior to the payment of any Aggregate Crossed Group Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates related to such Crossed Group, in reverse order of their payment priority.

Allocation of Losses

Unless otherwise specified in the Term Sheet, on each Distribution Date, (i) any Realized Loss on a Mortgage Loan in a Loan Group, other than an Overcollateralized Loan Group, will be allocated first to the Subordinate Certificates of the related Group or Crossed Group, in the reverse order of their seniority (beginning with the class of Subordinate Certificates with the lowest payment priority), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group pro rata based on their respective class balances.

Unless otherwise specified in the Term Sheet, such allocation will be effected for a Loan Group, other than an Overcollateralized Loan Group, on each Distribution Date by reducing the class balance of the class of related

Subordinate Certificates then outstanding with the lowest payment priority, if and to the extent that the sum of the class balances of all classes of related Senior Certificates (including, with respect to a Crossed Group, all classes of Senior Certificates related to such Crossed Group) and such Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date for such Loan Group or, with respect to a Crossed Group, the sum of the Adjusted Pool Amounts for all Loan Groups comprising such Crossed Group.

After the applicable Senior Credit Support Depletion Date, unless otherwise specified in the Term Sheet, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates of each related Group then outstanding will be reduced if and to the extent that such aggregate class balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of such Group pro rata based on their respective class balances.

If your Certificate is part of a class of Super Senior Support Certificate, then, after the applicable Senior Credit Support Depletion Date, the class balance of such class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the principal portion of Realized Losses allocated to the related class or classes of Super Senior Certificates that are indicated in the Term Sheet.

In the event an amount is received with respect to a Mortgage Loan in a Loan Group, other than an Overcollateralized Loan Group, as to which a Realized Loss had previously been allocated to a class of Certificates (a “Recovery”), such Recovery will be distributed to the Senior Certificates of the related Group and the then-outstanding Subordinate Certificates of such Group or any related Crossed Group in the same manner as Liquidation Proceeds are distributed.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

“Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations. As used in this Disclosure Supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all recoverable Liquidation Proceeds have been received.

With respect to any Distribution Date, the “Adjusted Pool Amount” for a Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

Distributions on the Overcollateralized Certificates

Distributions to holders of each class of Certificates in an Overcollateralized Group generally will be made on each Distribution Date from the sum of any Interest Remittance Amount and Principal Remittance Amount.

Interest

On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Master Servicer, the Securities Administrator will distribute the Interest Remittance Amount in the order of priority, to the extent available, set forth in the Term Sheet.

“Accrued Certificate Interest” for each class of Certificates in an Overcollateralized Group and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the class balance of such class of Certificates at the applicable pass-through rate described in the Term Sheet, minus each class’ Interest Percentage of Relief Act Reductions related to any Mortgage Loans in an Overcollateralized Loan Group for such Distribution Date.

The “Interest Remittance Amount” will be as described in the related Term Sheet.

The “Interest Percentage” is, with respect to any class of Offered Certificates in an Overcollateralized Group and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Offered Certificates in an Overcollateralized Group with respect to such Distribution Date and without regard to Relief Act Reductions.

LIBOR

The Offered Certificates in an Overcollateralized Group may bear interest at interest rates based on LIBOR by the Securities Administrator as described above in “Description of Certificates—Distributions on the Shifting Interest Certificates—LIBOR.”

Principal

With respect to each Distribution Date principal will be allocated among and distributed in reduction of the class balances of the Overcollateralized Certificates in the order of priority set forth in the Term Sheet.

The “Principal Remittance Amount” will be as described in the related Term Sheet.

Application of Monthly Excess Cashflow Amounts

The weighted average Net Mortgage Interest Rate for the Mortgage Loans in an Overcollateralized Loan Group is generally expected to be higher than the weighted average of the interest rates on the Certificates in an Overcollateralized Group, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on such Certificates. The “Monthly Excess Interest Amount” for any Distribution Date will be the amount by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Certificates in an Overcollateralized Group in respect of Accrued Certificate Interest and Interest Carryforward Amounts.

If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group without giving rise to a corresponding reduction of the aggregate class balance of the Offered Certificates in an Overcollateralized Group). The cashflow priorities for the Offered Certificates in an Overcollateralized Group in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or “stepdown.” If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, a portion of the Principal Remittance Amount for such Distribution Date will not be passed through as a distribution of principal on the Offered Certificates in an Overcollateralized Group on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates in an Overcollateralized Group relative to the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Offered Certificates in an Overcollateralized Group therefore releases a limited portion of the overcollateralization from the Issuing Entity.

On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates in an Overcollateralized Group is the “Monthly Excess Cashflow Amount,” which is required to be applied in the order of priority (the “Monthly Excess Cashflow Allocation”) on such Distribution Date, set forth in the Term Sheet.

Allocation of Losses

Unless otherwise specified in the Term Sheet, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Certificates in an Overcollateralized Group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group as of the due date in the month of such Distribution Date, such excess will be allocated in reduction of the class balances of the Subordinate Certificates of the related Group, in the reverse order of their seniority (beginning with the class of Subordinate Certificates with the lowest payment priority), in each case until their respective class balances are reduced to zero. In addition, after the class balances of the senior most Subordinate Certificates have been reduced to zero, if after giving effect to the distribution of the Principal Distribution Amount and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Senior Certificates in an Overcollateralized Group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group as of the due date in the month of such Distribution Date, such excess will be allocated in reduction of the class balance of any class of Super Senior Support Certificates. Any such reduction of a class balance will not be reversed or reinstated (except in the case of Recoveries). However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described below or from a Supplemental Interest Trust, according to the priorities set forth in the Term Sheet. Such subsequent payments will be applied sequentially to the Subordinate Certificates in order of their priority. The class balances of the Senior Certificates (other than any class of Super Senior Support Certificates) will not be reduced by any of these realized loss amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans in an Overcollateralized Loan Group to pay the related Senior Certificates all interest and principal amounts to which they are entitled.

Unless otherwise specified in the Term Sheet, if Recoveries are received on the Mortgage Loans in an Overcollateralized Loan Group, they will be included as part of the Principal Remittance Amount for the Distribution Date in the calendar month after they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the allocated realized loss amounts for the class then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the allocated realized loss amount of the class with the next highest distribution priority), and the class balance of such class will be increased by the same amount.

Certificate Interest Rates

Interest for each Distribution Date on or prior to the Optional Termination Date for the Mortgage Loans in an Overcollateralized Loan Group will accrue on the Offered Certificates in the related Overcollateralized Group during the related Interest Accrual Period at a per annum rate set forth in the Term Sheet (the “Pass-Through Rate”). During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date with respect to the Mortgage Loans in an Overcollateralized Loan Group, each of the certificate margins on the Certificates in the related Overcollateralized Group will be “stepped-up” to the applicable margin set forth in the Term Sheet if the optional termination right is not exercised.

The “Overcollateralized Cap” or “Cap” for any Distribution Date and for the Certificates in an Overcollateralized Group will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the average of the Net Mortgage Interest Rates for the Mortgage Loans in an Overcollateralized Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in an Overcollateralized Loan Group on the due date in the month preceding the month of such Distribution Date less, in the case of a transaction with an Interest Rate Swap Agreement, (y) any Net Swap Payment or Swap Termination Payment, if any, deposited into the Supplemental Interest Trust for payment to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment deposited into the Supplemental Interest Trust for payment to the Swap Provider multiplied by 12, and the denominator of which is equal to the Stated Principal Balances of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date.

If on any Distribution Date, the Accrued Certificate Interest for any Offered Certificate in an Overcollateralized Group is based on the Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate (without regard to the Cap) over (ii) the amount of interest such class received on such Distribution Date based on the Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate on such class) will be the “Cap Carryover Amount.” On the Closing Date, any Cap Carryover Amount will be paid from amounts in the Cap Carryover Reserve Account, the Swap Account or other account as specified in the Term Sheet.

On the Closing Date, the Securities Administrator will establish the Cap Carryover Reserve Account (“Cap Carryover Reserve Account”) pursuant to the Pooling and Servicing Agreement from which distributions in respect of Cap Carryover Amounts on the Offered Certificates in an Overcollateralized Group will be made. Distributions in respect of Cap Carryover Amounts may also be made from the Supplemental Interest Trust. The Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.

The Yield Maintenance Agreement

If the Term Sheet provides for a yield maintenance agreement, the Securities Administrator, on behalf of the Issuing Entity, will enter into a yield maintenance agreement (the “Yield Maintenance Agreement”) with a counterparty (the “Counterparty”), which will be primarily for the benefit of the class or classes of Certificates specified in the Term Sheet (each, a “Yield Maintenance Class”). Certain information regarding the Counterparty will be described in the Term Sheet.

With respect to each Distribution Date described in the Term Sheet, if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds a rate per annum set forth the Term Sheet (the “Strike Rate”), the Counterparty will be obligated to pay to the Securities Administrator the Yield Maintenance Agreement Payment. The “Yield Maintenance Agreement Payment” for any Distribution Date will be an amount specified in the Term Sheet.

Amounts received on the Yield Maintenance Agreement will not be available to make distributions on any class of Certificates other than a specified Yield Maintenance Class.

The Yield Maintenance Agreement will be subject to early termination upon a failure of the Counterparty to make a Yield Maintenance Agreement Payment when due, after a grace period expires, or upon the occurrence of certain bankruptcy or insolvency events with respect to the Counterparty. The Yield Maintenance Agreement also will be subject to early termination upon the occurrence of certain termination events set forth therein, including certain events causing it to become unlawful to make or receive a Yield Maintenance Agreement Payment or requiring the Counterparty to pay withholding or other tax amounts to the Securities Administrator in respect of Yield Maintenance Agreement Payments and certain additional termination events.

If a Ratings Event occurs and is continuing with respect to the Counterparty, then the Counterparty will be required to use reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a replacement counterparty, subject to satisfaction of the related Rating Agency Condition. Unless such a transfer has occurred within twenty Business Days after the occurrence of a Ratings Event, the Counterparty will be required to post collateral to secure its obligations under the Yield Maintenance Agreement. A “Ratings Event” will occur with respect to the Counterparty if the long-term and short-term senior unsecured debt ratings of the Counterparty cease to be as required by each Rating Agency. “Rating Agency Condition” means, with respect to any action taken or to be taken, a condition that is satisfied when each Rating Agency has confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the related Certificates.

Any failure by the Counterparty to post such collateral or to transfer its rights and obligations to a replacement will be an additional termination event as to which the Securities Administrator may terminate the Yield Maintenance Agreement. In addition, it will be an additional termination event, as to which the Counterparty may terminate the Yield Maintenance Agreement, if any amendment or supplement to the pooling and servicing agreement or any other document pertaining to a Yield Maintenance Class is made without the prior written consent of the Counterparty, unless such amendment or supplement would not (i) adversely affect any of the Counterparty’s rights or obligations under the Yield Maintenance Agreement or (ii) modify the Securities Administrator’s obligations, or impair the ability of the Securities Administrator to fully perform any of its obligations, under the Yield Maintenance Agreement.

Upon an early termination of the Yield Maintenance Agreement, the Securities Administrator will be required to use reasonable efforts to replace the Yield Maintenance Agreement with one furnished by a replacement counterparty. The Securities Administrator will hold in trust any amount that is paid to it by the Counterparty upon an early termination of the Yield Maintenance Agreement and will apply such amount to the purchase of the replacement yield maintenance agreement. If any portion of such amount cannot be so used (either because a replacement yield maintenance agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the Securities Administrator will deposit such portion in the Reserve Fund.

The Yield Maintenance Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in the Yield Maintenance Agreement, and the Counterparty may assign its rights and obligations under the Yield Maintenance Agreement to any entity so long as the Rating Agency Condition is satisfied. The Yield Maintenance Class will not represent obligations of the Counterparty. The holders of the Yield Maintenance Class are not parties to or beneficiaries under the Yield Maintenance Agreement and will not have any right to proceed directly against the Counterparty in respect of its obligations under the Yield Maintenance Agreement.

The Reserve Fund

If the Term Sheet provides for a Yield Maintenance Agreement, the Securities Administrator will establish a separate trust account (the “Reserve Fund”), or other account as specified in the term sheet, for deposit of any Yield Maintenance Agreement Payments that it may receive under the Yield Maintenance Agreement. In addition, pursuant to the Pooling and Servicing Agreement, the Securities Administrator may establish a Reserve Fund for the payment of basis risk carryover amounts irrespective of whether the Securities Administrator on behalf of the Issuing Entity enters into a Yield Maintenance Agreement. Each Reserve Fund will be owned by the Issuing Entity but will not be an asset of any REMIC.

On or before each Distribution Date, the Securities Administrator will deposit in the Reserve Fund any Yield Maintenance Agreement Payment for the related Interest Accrual Period. Such Yield Maintenance Agreement Payment received on or before a Distribution Date will be distributed to the related Yield Maintenance Class on such Distribution Date.

The Yield Maintenance Agreement Payment will be set forth in the Term Sheet.

Interest Rate Swap Agreement and the Swap Account

The Interest Rate Swap Agreement

On or before the Closing Date, if specified in the related Term Sheet, the Supplemental Interest Trust Trustee may enter into the Interest Rate Swap Agreement with the Swap Provider. Such Interest Rate Swap Agreement will be administered by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement. The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

Under the Interest Rate Swap Agreement, a net payment will be required to be made on or before each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the floating amount exceeds the corresponding fixed amount.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date set forth in the Term Sheet, unless terminated earlier upon the occurrence of a Swap Default or a Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Interest Rate Swap Agreement), all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to the holders of the Certificates in an Overcollateralized Group.

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee, at the direction of the Depositor will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider or credit support provider or (3) establish any other arrangement acceptable to the Rating Agencies and the Supplemental Interest Trust Trustee (such consent by such Supplemental Interest Trust Trustee not to be unreasonably withheld), unless the Rating Agencies confirm their then current ratings on the Certificates.

The “Downgrade Provision” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the 1992 Master Agreement (Multicurrency-Cross Border) or 2002 Master Agreement, each as published by the International Swaps and Derivative Association, Inc. (the “ISDA Master Agreement”), as modified by the Interest Rate Swap Agreement:

•	“Failure to Pay or Deliver,”
•	“Bankruptcy” and
•	“Merger without Assumption,”

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

The “Swap Account” means a segregated trust account for the benefit of the holders of the Certificates related to an Overcollateralized Group in which payments owed to or received from the Swap Provider will be deposited.

A “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.

A “Swap Early Termination” means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” is set forth in the Interest Rate Swap Agreement.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

A “Termination Event” under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement and the Additional Termination Events described below:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement, as a result of changes in law, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount) and

•

“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement, as a result of a merger or similar transaction, receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 ISDA Master Agreement or 5(b)(i), 5(b)(iii) and 5(b)(iv) of the 2002 ISDA Master Agreement.

In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement), including if the trust should terminate, if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the Mortgage Loans in an Overcollateralized Loan Group and any failure to comply with the Downgrade Provisions.

The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Provider on account of any tax withholding.

The Sponsor believes that the maximum probable exposure to the Swap Provider under any Interest Rate Swap Agreement will be less than 10% of the initial class balances of the applicable Certificates in an Overcollateralized Group. If such exposure equals or exceeds 10%, appropriate disclosure will be provided in the Term Sheet.

The Swap Account

On or before the Closing Date, if specified in the related Term Sheet, the Securities Administrator, in its capacity as trustee (the “Supplemental Interest Trust Trustee”) of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the “Supplemental Interest Trust”) will enter into an Interest Rate Swap Agreement with the Swap Provider for the benefit of the holders of Certificates in an Overcollateralized Group only. Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling and Servicing Agreement. The Supplemental Interest Trust Trustee will be required to deposit into the Swap Account an amount equal to the Net Swap Payment, if any, payable by the Supplemental Interest Trust Trustee to the Swap Provider on such Distribution Date. Also, on each Distribution Date, the Supplemental Trust Trustee shall deposit into the Swap Account the Net Swap Payment, if any, received by the Supplemental Interest Trust Trustee from the Swap Provider on such Distribution Date.

On each Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow and withdrawals from the Cap Carryover Reserve Account, the Supplemental Interest Trust Trustee will withdraw from amounts in the Swap Account to distribute to the Certificates in an Overcollateralized Group, amounts in the order of priority described in the related Term Sheet.

The Supplemental Interest Trust Trustee

The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the Issuing Entity under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Issuing Entity. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

Restrictions on Transfer of the Residual Certificate

The Residual Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an “electing large partnership” (as defined in the Prospectus)) with respect to the Residual Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Residual Certificate may be transferred to or registered in the name of any person unless:

•

the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Residual Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Residual Certificate as such taxes become due and (d) will not transfer the Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

Treasury regulations applicable to REMICs (the “REMIC Regulations”) disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:
(i)	the present value of any consideration given to the transferee to acquire the interest;
(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or
(b)	(i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;
(i)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and
(ii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement will not require that transfers of the Residual Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Residual Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, the Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•

such person holds the Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

•

the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the Prospectus.

The Residual Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this Disclosure Supplement and “Benefit Plan Considerations” in the Prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

Considerations With Respect to Shifting Interest Groups

Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by the related Subordinate Certificates (beginning with the class of Subordinate Certificates with the lowest payment priority) and then by the Senior Certificates of the related Group.

Net Interest Shortfalls will adversely affect the yields on the Senior Certificates entitled to distributions of interest and the Subordinate Certificates of the related Group. In addition, losses generally will be borne first by the Subordinate Certificates of the related Group, as described in this Disclosure Supplement under “Description of the Certificates—Allocation of Losses.” The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan Group or Loan Groups.

Except with respect to any Floating Rate Certificates, Inverse Floating Rate Certificates or other classes of Certificates with a No Delay Interest Accrual Period specified in the related Term Sheet, the effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the Distribution Date (or, if not a business day, the next business day) set forth in the Term Sheet of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates of the related Group entitled to payments of principal and the Subordinate Certificates of the related Group, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage Loans in the related Loan Group or Loan Groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See “Prepayment and Yield Considerations” in the Prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•

In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

•	Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

•

Certain of the Mortgage Loans may be Interest-Only Mortgage Loans. At the end of the interest only period, the payments on such Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly any Principal-Only Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group (or on any Discount Mortgage Loans, in the case of any ratio strip Principal-Only Certificates) will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, particularly an Interest-Only Certificate (which has no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the related Mortgage Loans in the related Loan Group will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

Considerations With Respect to Overcollateralized Groups

The yields to maturity and weighted average lives of the Certificates in an Overcollateralized Group will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of principal payments on the related Mortgage Loans, the allocation of the Interest Remittance Amount and Principal Remittance Amount to various classes of such Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of such Certificates.

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Certificates in an Overcollateralized Group will be affected by the rate of defaults resulting in Realized Losses and by the severity and timing of these losses. If a purchaser of a Certificate in an Overcollateralized Group calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than the yield calculated. The timing of Realized Losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience of the Mortgage Loans.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Certificates in an Overcollateralized Group will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Sponsor, the Originator or the Depositor).

Unscheduled payments of principal (whether resulting from prepayments, liquidations, casualties, condemnations, repurchases due to breaches of representations and warranties, or purchase in connection with optional termination) will result in distributions on the related Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The weighted average life and yield to maturity of each class of Certificates in an Overcollateralized Group will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the related Mortgage Loans and applied in reduction of the class balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the class balances of the Certificates in an Overcollateralized Group will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans in an Overcollateralized Loan Group at such time (i.e., the extent to which interest on such Mortgage Loans is accruing on a higher Stated Principal Balance than the aggregate class balance of the related Certificates); (ii) the delinquency and default experience of such Mortgage Loans; and (iii) the level of the applicable Index for such Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the class balance of a class of Certificates in an Overcollateralized Group, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

The Mezzanine and Subordinate Certificates in an Overcollateralized Structure are not expected to receive any principal distributions until at least the Distribution Date three years from the closing date (unless the class balances of the Senior Certificates in such Overcollateralized Structure are reduced to zero prior thereto). As a result, the weighted average lives of the Mezzanine and Subordinate Certificates in an Overcollateralized Structure will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that Realized Losses will be allocated to one or more classes of such Mezzanine or Subordinate Certificates.

General

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable Periodic Rate Cap and Rate Ceiling also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Mortgage Loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the Mortgage Loans are subject to adjustment on each Adjustment Date. Further, a majority of the Mortgage Loans will not have their initial Adjustment Date for three to ten years after their origination. The Mortgage Loans may be subject to greater rates of prepayment they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage interest rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage interest rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market interest rates are only slightly less than the mortgage interest rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.

Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Certain of the Mortgage Loans may require that the mortgagor pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums will either be retained by the applicable Servicer as additional compensation or paid to the holder of the Class P Certificate, as specified in the related Term Sheet. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling and Servicing Agreement, including any termination. See the related Term Sheet and “The Pooling and Servicing Agreement and the Servicing Agreements—Optional Termination” in this Disclosure Supplement for a description of optional termination of the Mortgage Loans. The Depositor, the Sponsor or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such Servicer generally will be required to enforce “due-on-sale” clauses to the extent permitted by applicable law. However, the applicable Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Prepayment and Yield Considerations” in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

Assumptions Relating to Tables

Certain tables set forth in the Term Sheet (the “Decrement Tables”) have been prepared on the basis of specified assumptions (the “Modeling Assumptions”) described in the your Term Sheet.

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, CPR or PSA, see the Decrement Tables in your Term Sheet.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The three prepayment models used in this Disclosure Supplement are the Prepayment Standard Assumption (“PSA”), the Constant Prepayment Rate (“CPR”) and the Prepayment Curve (“PPC”). PSA represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables in Appendix B, “0% PSA” assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, “300% PSA” assumes prepayment rates equal to 300% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The PPC represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% PPC assumes a prepayment rate of 6.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.2727272727% CPR in each month thereafter until 20.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC assumes a constant prepayment rate of 20.00% CPR each month. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. Neither PPC nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables have been prepared on the basis of the Modeling Assumptions described in the Term Sheet. There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of PSA, CPR or PPC until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of PSA, CPR or PPC specified.

Based upon the Modeling Assumptions, the Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of PSA, CPR or PPC.

Yield on the Residual Certificate

The after-tax rate of return to the holder of the Residual Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Residual Certificate, you may have tax liabilities during the early years of each REMIC’s term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Residual Certificate may substantially exceed the present value of expected distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Residual Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

If you own the Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this Disclosure Supplement and in the Prospectus.

Yield on the Subordinate Certificates

The weighted average life of, and the yield to maturity on, the Subordinate Certificates (in increasing order of their seniority beginning with the Subordinate Certificate with the highest payment priority then outstanding), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Group or Loan Groups. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Group or Loans Groups is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Group or Loans Groups will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. The Realized Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the class balance of the applicable class of Subordinate Certificates (as described in this Disclosure Supplement under “Description of the Certificates—Allocation of Losses”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the class balance of the class of Subordinate Certificates then outstanding (beginning with the class of Subordinate Certificates with the lowest payment priority) if and to the extent that (i) the aggregate class balance of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the sum of the Adjusted Pool Amount (in a Shifting Interest Structure) or (ii) there are Realized Losses to be applied to the Subordinate Certificates on a Distribution Date (in an Overcollateralized Structure). As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. In addition, in a Shifting Interest Transaction, the yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the related Senior Certificates entitled to receive payments of principal, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts and distribution of funds to the Senior Certificates of a Group in related to the Shifting Interest Loan Group.

Yield Considerations with Respect to the Offered Subordinate Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in the Term Sheet, the standard default assumption (“SDA”), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the related tables in your Term Sheet, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the related tables, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

CREDIT SUPPORT

The Term Sheet will describe the credit support to be provided for the classes of Offered Certificates.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Loans from the Sponsor.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of any Reserve Fund, any Interest Rate Swap Agreement, any Swap Account, any Supplemental Interest Trust, any Cap Carryover Reserve Account and any Yield Maintenance Agreement and payments thereunder) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code. Any Reserve Fund, Interest Rate Swap Agreement, Swap Account, Supplemental Interest Trust, Cap Carryover Reserve Account or Yield Maintenance Agreement will not be an asset of any REMIC elected by the Issuing Entity.

•	The Offered Certificates (other than as described below) other than any offered Residual Certificate will constitute “regular interests” in a REMIC.
•	Generally, for any Class of Offered Certificates that is a Component Certificate, each Component, rather than the Class itself, will constitute the “regular interest” in the related REMIC.
•	A Residual Certificate will represent the sole “residual interest” in each related REMIC elected by the Issuing Entity.
•

An Offered Certificate that has a right to receive payments in respect of Cap Carryover Amounts will represent two separate assets for federal income tax purposes: (i) a “regular interest” in a REMIC and (ii) the right to receive payments in respect of such Cap Carryover Amounts and in certain circumstances the obligation to make payments to a Swap Account or a Supplemental Interest Trust.

For purposes of the following discussion, (i) the “regular interest” portion of a Certificate is a “Regular Interest” and (ii) the right to receive payments in respect of any Cap Carryover Amounts and in certain circumstances the obligation to make payments to a Swap Account or a Supplemental Interest Trust is a “Notional Principal Arrangement.”

Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of Section 860D of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the Prospectus.

Regular Interests

The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Interest must be reported under an accrual method of accounting.

Certain of the Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. Any Interest-Only Certificate or Principal-Only Certificate will be issued with original issue discount. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the Prospectus. Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder’s purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder. Holders of such Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at such rate or rates as set forth in the Term Sheet. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

Holders of the Certificates in an Overcollateralized Group subject to a Notional Principal Arrangement must allocate their basis between their Regular Interest and their Notional Principal Contract Arrangement as set forth below under “— Taxation of Notional Principal Contract Arrangements.” The Regular Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate in an Overcollateralized Group to which it corresponds. As a result of the foregoing, the amount of distributions on the Regular Interest may exceed the actual amount of distributions on the Offered Certificate in an Overcollateralized Group.

The Regular Interest (but not the Notional Principal Contract Arrangement) portion of an Offered Certificate will be treated as regular interests in a REMIC under Section 860G of the Code as stated above. Accordingly, to the extent described in the Prospectus:

•	such Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;
•	such Regular Interests will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code;
•	such Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code; and
•	such Regular Interests will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

However, in an Overcollateralized Group, no portion of an Offered Certificateholder’s basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Certificates in an Overcollateralized Group subject to a Notional Principal Arrangement generally are not suitable investments for inclusion in another REMIC.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the Prospectus.

Taxation of the Notional Principal Contract Arrangements

General

Each holder of an Offered Certificate in an Overcollateralized Group subject to a Notional Principal Arrangement will be treated for federal income tax purposes as having entered into a notional principal contract on the date it purchases its Certificate.

In general, any such holders must allocate the price they pay for such Offered Certificates in an Overcollateralized Group between the Regular Interest and the Notional Principal Contract Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid or received by such holders. Any such holder will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates in an Overcollateralized Group are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The regulations governing notional principal contracts (the “Notional Principal Contract Regulations”) treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Certificates in an Overcollateralized Group.

Any payments in excess of the amounts payable on the corresponding Regular Interest made to a beneficial owner of an Offered Certificate in an Overcollateralized Group that is subject to a Notional Principal Arrangement will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the Offered Certificate in an Overcollateralized Group to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the related Reserve Fund, Swap Account, Cap Carryover Account or Supplemental Interest Trust, as applicable, pursuant to the Interest Rate Swap Agreement or Yield Maintenance Agreement, as applicable, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Cap Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates in an Overcollateralized Group that is subject to a Notional Principal Arrangement are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

A Certificateholder’s ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a Certificateholder will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement in computing the Certificateholder’s alternative minimum tax liability.

It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the applicable holders of the Certificates in an Overcollateralized Group that are subject to the Notional Principal Arrangement, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Certificates in an Overcollateralized Group that is subject to a Notional Principal Arrangement are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate in an Overcollateralized Group that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a “termination payment” under the Notional Principal Contract Regulations. It is anticipated that the related Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

Termination Payments

Any amount of sales proceeds that is considered to be allocated to the selling Certificateholder’s rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of an Offered Certificate in an Overcollateralized Group would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Offered Certificate in an Overcollateralized Group. Such holder of an Offered Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the Prospectus.

Residual Certificate

If you hold the Residual Certificate, you must include the taxable income of each of the REMICs in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Residual Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each of the REMICs. The Holder of the Residual Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

You should consider carefully the tax consequences of any investment in the Residual Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Residual Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Noneconomic Residual Interests,” “—Foreign Investors” and “—Mark to Market Regulations” in the Prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the Prospectus.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” in the Prospectus.

The Trustee or Securities Administrator, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates (other than the Residual Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee or Securities

Administrator. (The Trustee or Securities Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Reporting Requirements” in the Prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to ERISA, the Code or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Benefit Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See “Benefit Plan Considerations” in the Prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC (“Banc of America Securities”) an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “Benefit Plan Considerations” in the Prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates (other than the Residual Certificate and exclusive of any right of the Offered Certificates in an Overcollateralized Group to receive payments from a Supplemental Interest Trust) by the Benefit Plans to which it applies, provided, that all conditions of the Exemption other than those within the control of the investors will be met.

For so long as the holder of an Offered Certificate in an Overcollateralized Group also holds an interest in a Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate in an Overcollateralized Group without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates in an Overcollateralized Group will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Benefit Plan or other person acting on behalf of or using assets of a Benefit Plan may acquire or hold generally an Offered Certificate in an Overcollateralized Group subject to a Notional Principal Arrangement involving an Interest Rate Swap Agreement while the related Supplemental Interest Trust is in existence, unless (1) such Benefit Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as any such Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate in an

Overcollateralized Group subject to a Notional Principal Arrangement involving an Interest Rate Swap Agreement or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate in an Overcollateralized Group, or interest therein, that either (i) it is not a Benefit Plan or other person acting on behalf of or using the assets of a Benefit Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The Residual Certificate may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or investing assets of a Benefit Plan. See “Description of Certificates—Restrictions on Transfer of the Residual Certificate” in this Disclosure Supplement.

REPORTS TO CERTIFICATEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of Certificates—Reports to Certificateholders” in the Prospectus. In addition, the Master Servicer, each Servicer and certain other parties will furnish to the Securities Administrator, and the Securities Administrator will furnish to the Depositor, the compliance statements assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Servicing of the Mortgage Loans—Evidence as to Compliance” in the Prospectus.

Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

LEGAL MATTERS

The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

INDEX OF DEFINED TERMS

Accretion Termination Date	36	Interest Accrual Period	35
Accrued Certificate Interest	43	Interest Distribution Amount	35
Adjustable-Rate Mortgage Loans	22	Interest Percentage	43
Adjusted Pool Amount		Interest Remittance Amount	43
Adjustment Date	23	Interest Settlement Rate	37
Administrative Fees	32	IRA	62
Advance	30	ISDA Master Agreement	48
Aggregate Crossed Group Undercollateralized	41	Issuing Entity	25
Amount		LAMA	24
Aggregate Crossed Group Undercollateralized Group	41	LIBOR Determination Date	37
Appendix	7	Liquidated Mortgage Loan	42
Banc of America Securities	62	Liquidation Proceeds	34
Bankruptcy Losses	42	Loan Group	4
BBA	37	Loan-to-Value Ratio	22
Benefit Plan	62	Master Servicer	26
Book-Entry Certificates	33	Master Servicer Custodial Account	29
Cap	45	MERS	27
Cap Carryover Amount	45	Modeling Assumptions	55
Cap Carryover Reserve Account	45	Monthly Excess Cashflow Allocation	44
Cap Premium	59	Monthly Excess Cashflow Amount	44
Certificate Account	29	Monthly Excess Interest Amount	43
Certificates	26	Mortgage File	27
class balance	36	Mortgage Loan Purchase Agreement	22
Collateral Annex	7	Mortgage Loans	22
Compensating Interest	30	Mortgage Pool	22
component balance	36	Net Interest Shortfall	35
Counterparty	45	Net Mortgage Interest Rate	37
CPR	56	Net Swap Payment	47
Credit Scores	23	No Delay Interest Accrual Period	35
Cross-Collateralized Structure	4	Non-Supported Interest Shortfall	35
Crossed Group	4	Notional Principal Arrangement	58
Crossed Loan Group	4	Notional Principal Contract Regulations	60
Debt Service Reduction	42	Offered Subordinate Certificates	33
Decrement Tables	55	One-Month LIBOR	24
Deficient Valuation	42	One-Year CMT	24
Definitive Certificates	33	One-Year LIBOR	24
Deleted Mortgage Loan	28	Original Subordinate Principal Balance	39
Determination Date	30	Originators	25
Disclosure Supplement	7	Overcollateralized Cap	45
Distribution Date	33	Overcollateralized Group	4
Downgrade Provision	48	Overcollateralized Loan Group	4
Eligible Substitute Mortgage Loan	28	Overcollateralized Structure	4
Events of Default	48	Pass-Through Rate	44
Exemption	62	Percentage Interest	32
Final Scheduled Distribution Date	33	Periodic Cap	23
Fixed-Rate Mortgage Loans	22	PHH Mortgage	3
Foreclosure Profits	32	PMI Policy	22
Fractional Interest	40	Pool Distribution Amount	33
Gross Margin	23	Pool Distribution Amount Allocation	34
Group	4	Pool Principal Balance	39
Group Subordinate Amount	36	Pooling and Servicing Agreement	26
Index	24	PPC	56
Prepayment Interest Shortfall	37	Swap Provider	48
Principal Amount	37	Swap Provider Trigger Event	48

Principal Remittance Amount	43	Swap Termination Payment	48
Prospectus	7	Telerate page 3750	37
PSA	55	Term Sheet	7
Purchase Price	28	Termination Event	48
Rate Ceiling	23	U.S. Person	51
Rate Floor	23	Unscheduled Principal Payments	38
Rating Agency Condition	46	Yield Maintenance Agreement	45
Ratings Event	46	Yield Maintenance Agreement Payment	45
Realized Loss	42	Yield Maintenance Class	45
Record Date	33	Swap Provider	48
Recovery	42	Swap Provider Trigger Event	48
Regular Interest	58	Swap Termination Payment	48
Regular Interest Accrual Period	35	Telerate page 3750	37
Reimbursement Amount	34	Term Sheet	7
Relief Act Reduction	35	Termination Event	48
REMIC	58	U.S. Person	51
REMIC Regulations	50	Unscheduled Principal Payments	38
Remittance Date	29	Yield Maintenance Agreement	45
REO Property	30	Yield Maintenance Agreement Payment	45
Reserve Fund	46	Yield Maintenance Class	45
Reserve Interest Rate	37
Scheduled Principal Payments	38
SDA	57
Securities Administrator	26
Senior Credit Support Depletion Date	38
Senior Percentage	39
Senior Prepayment Percentage	39
Senior Principal Distribution Amount	38
Servicer Custodial Account	29
Servicers	26
Servicing Fee	32
Servicing Fee Rate	32
Shifting Interest Group	4
Shifting Interest Loan Group	4
Shifting Interest Structure	4
Similar Law	62
Six-Month LIBOR	24
Stacked Group	4
Stacked Loan Group	4
Stacked Structure	4
Stated Principal Balance	39
Strike Rate	45
Subordinate Percentage	39
Subordinate Prepayment Percentage	40
Subordinate Principal Distribution Amount	40
Substitution Adjustment Amount	28
Supplemental Interest Trust	49
Supplemental Interest Trust Trustee	49
Swap Account	48
Swap Default	48
Swap Early Determination	48

51

TRANSACTION PARTIES APPENDIX

Banc of America Funding 2006-I Trust

Mortgage Pass-Through Certificates, Series 2006-I

THE TRANSACTION

On the closing date the Sponsor will sell the Mortgage Loans to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, by and among the Depositor, the Servicer and the Trustee.

The transfer of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates is illustrated below:

AFFILIATIONS

Bank of America, National Association (“Bank of America”), which is the Sponsor, a Servicer and an Originator, is the direct parent of the Depositor and is an affiliate of Banc of America Securities LLC. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as the trustee and the custodian under the Pooling and Servicing Agreement.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), which is a Servicer, an Originator, the Securities Administrator and the Master Servicer, is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.

THE TRUSTEE AND CUSTODIAN

U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924. As of September 29, 2006, U.S. Bank was acting as trustee with respect to over 59,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 667 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $292,570,800,000. These figures do not include the transactions successored from Wachovia Corporation or SunTrust Banks, Inc. Such information should be available by fourth quarter 2006.

The Trustee will hold the Mortgage Files in one of its custodial vaults, which is located in Frederick, Maryland. The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as Trustee. As of September 5, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

THE ORIGINATORS

ABN AMRO Mortgage Group, Bank of America, National City Mortgage Co., PHH Mortgage Corporation and Wells Fargo Bank each originated or acquired certain of the Mortgage Loans (in such capacity, each an “Originator”).

For a description of the origination programs of Bank America and the other Originator who originated 20% or more of the Mortgage Loans in any Loan Group, see “—Bank of America, National Association” and “—PHH Mortgage Corporation” below.

Bank of America, National Association

Bank of America has been originating mortgage loans in excess of 25 years.

Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America’s direct-to-consumer originations include mortgage loans made to:

.;	customers applying for a mortgage at one of Bank of America’s banking center locations;
.;	customers applying for a Bank of America mortgage via telephone;
.;	customers applying for a mortgage utilizing Bank of America’s internet site; and
.;	customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

Bank of America also originates loans indirectly through its wholesale channel where:

.;	the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or
.;	applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the Issuing Entity, which were originated by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,				Six- Months Ended June 30,
	2002	2003	2004	2005	2006
By Number	522,891	792,496	454,683	394,942	179,081
By Aggregate Principal Balance (in billions)	$88.0	$131.1	$87.5	$86.8	$40.6

PHH Mortgage Corporation

PHH Mortgage Corporation (“PHH Mortgage”), a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries. Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage offers mortgages through the following platforms:

Teleservices. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In®), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM. In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999. Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases. This platform is also known as the wholesale/correspondent platform. PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$ 77,370	219,460	$ 46,545	139,973	$ 32,283
Government(2)	23,048	3,032	11,105	1,494	4,390	610
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	31,692	3,602
Total Residential Mortgage Loans	467,624	$ 83,701	277,902	$ 52,553	176,055	$ 36,495

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

MORTGAGE LOAN UNDERWRITING STANDARDS

For a description of the underwriting standards of Bank America and the other Originator who originated 20% or more of the Mortgage Loans in any Loan Group, see “—Bank of America’s Underwriting Standards” and “—PHH Mortgage’s Underwriting Standards” below.

Bank of America’s Underwriting Standards

General Underwriting Standards

The Application and Use of Credit Scoring. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor’s credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant’s Credit Score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant’s alternative credit history, such as a history of consistent rent and utility payments.

In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The “Custom Mortgage Score” was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant’s residence at the time of application. Bank of America may evaluate a prospective borrower’s creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or (iii) a combination of a Credit Score and a Custom Mortgage Score.

Underwriting Evaluation by Automated Underwriting Decision Engine or Manual Underwriter. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s Product and Policy Guides (the “Product Guides”). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae’s Desktop Underwriter® or Freddie Mac’s Loan Prospector® decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

Desktop Underwriter® is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae’s Custom Desktop Underwriter® which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

Loan Prospector® is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector® indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the loan-to-value ratio is calculated. The “loan-to-value ratio” is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant’s credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant’s debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually.

A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

As part of the underwriting evaluation, the applicant’s “Debt-to-Income Ratio” is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America’s Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America’s behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America’s. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain of the mortgage loans may have been purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

Loans with Secondary Financing. First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The “Total Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The “Combined Loan-to-Value Ratio” is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

Documentation. In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

Under Bank of America’s standard documentation process (the “Standard Documentation Process”) the following verifications are required: a salaried applicant’s income is verified by either having the applicant provide copies of the previous year’s federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant’s employer. A verification of employment form asks the employer to report the applicant’s length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America, (iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant’s financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

In order to qualify for Bank of America’s general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in “—Alternative Underwriting Standards” below. While the applicants under Bank of America’s general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant’s credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various “Accelerated Processing Programs” such as: (i) Rapid; (ii) PaperSaver® (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

Under Bank of America’s “Rapid” documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

Under Bank of America’s “PaperSaver®” documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver® documentation. The PaperSaver® documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

Under Bank of America’s “Stated Income, Stated Asset” documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America’s quality assurance audit.

Bank of America may originate new mortgage loans under its “All-Ready Home” mortgage refinance program or its “Mortgage Rewards” refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than 12 months). In addition, Bank of America typically requires a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of

America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Issuing Entity may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See “Prepayment and Yield Considerations—Weighed Average Life of the Offered Certificates.”

For a description of the No Ratio and Stated Income programs, see “—Alternative Underwriting Standards” below.

In addition, mortgage applications evaluated by Desktop Underwriter® or Loan Prospector® follow the Standard Documentation Process unless the applicant’s credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

Collateral Valuation. Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

Certain states have “anti-deficiency” laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in the prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

Flood Determinations and Hazard Insurance. Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

Mortgage Insurance and Title. Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

Borrowers Protection Plan®. Bank of America’s Borrowers Protection Plan® (“BPP”) is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower’s monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the Issuing Entity any amounts cancelled due to BPP on a Mortgage Loan.

The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower’s choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

Alternative Underwriting Standards

In addition to the general underwriting standards described above under “—General Underwriting Standards,” Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

Bank of America’s “Stated Income Program” provides applicants the ability to request that income stated on the loan application not be verified. The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant’s capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “No Ratio Loan Program” provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

Bank of America’s “100% LTV Program” provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “97% LTV Program” provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant’s own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Condominium Hotel Loan Program” provides applicants the ability to purchase a unit in a condominium hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “Non-Resident Alien Loan Program” provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

Bank of America’s “80/20 Program” provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

PHH Mortgage’s Underwriting Standards

PHH Mortgage’s products currently consist of:

•

First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

•	first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage’s underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the prospectus supplement.

For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See “Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans. See “Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

•	to meet the borrower’s monthly obligation on the proposed mortgage loan and
•	to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

•

for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

•

for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

•	no income disclosure with no verification of income required;
•	debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or
•	income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

•	the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or
•	the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or
•	the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

SERVICING OF MORTGAGE LOANS

Bank of America (in its capacity as a servicer, a “Servicer”) will service certain of the Mortgage Loans pursuant to pursuant to a servicing agreement, to be dated the closing date (the “Bank of America Servicing Agreement”). PHH Mortgage (in its capacity as a servicer, a “Servicer”) will servicer certain of the Mortgage Loans pursuant to a mortgage loan flow purchase, sale and servicing agreement, dated as of August 1, 2005 (as amended from time to time, the “PHH Mortgage Servicing Agreement”). The remaining Mortgage Loans will be serviced by the applicable Originators (in such capacity as a servicer, each a “Servicer”) pursuant to various servicing agreements (collectively with the Bank of America Servicing Agreement and the PHH Mortgage Servicing Agreement, the “Servicing Agreements”). Each Servicer may perform any of its obligations under the applicable Servicing Agreement through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the applicable Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

Bank of America’s Servicing Experience and Procedures

General

Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
First Lien Mortgage Loans

By Aggregate Unpaid Principal Balance (in billions)	$246.5	$273.1	$296.8	$313.0
By Number	2,215,425	2,258,581	2,227,378	2,241,640

Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor and its affiliates, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America’s different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

Bank of America may perform any of its obligations under the Bank of America Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America’s policies and procedures to respond to each of these situations.

Property Damage

Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America’s servicing system which reports Bank of America employees actively monitor.

Collections and Loss Mitigation

Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America’s collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer’s location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor’s current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a “breach letter,” that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit’s own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower’s inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

Bankruptcy

When a mortgagor files for bankruptcy, Bank of America’s options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system’s bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America’s bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

Foreclosure

Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America’s collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor’s processing of loans in the foreclosure process.

PHH Mortgage’s Servicing Experience and Procedures

PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$ 126,996	793,813	$133,816	801,315	$135,713
Government(2)	87,420	8,908	77,591	7,978	67,792	6,954
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	96,818	4,246
Total Residential Mortgage Loans	939,073	$ 138,619	961,972	$145,716	965,925	$146,913

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(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC (“First American”). Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage’s premises and First American’s premises. First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. (“ICT”). Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation (“WEST”). Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls. ICT’s operations are located in Amherst, New York. WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

In a Current Report on Form 8-K that PHH Corporation (“PHH”) filed on October 30, 2006, PHH reported that it expected to file its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) by mid-November 2006. PHH also reported that it was unable to provide an expected date for the filing of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “2006 Form 10-Qs”).

PHH previously disclosed in its Form 8-K filings of March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006, September 28, 2006, as well as in the October 30, 2006 Form 8-K (collectively, the “Form 8-Ks”), that it was evaluating accounting matters regarding transactions surrounding its spin-off (“Spin-Off”) from Cendant Corporation (“Cendant”) and certain other matters not related to the Spin-Off.

In the October 30, 2006 Form 8-K, PHH reported, as previously disclosed in its Form 8-K filing of July 21, 2006, that on July 17, 2006, the Audit Committee of its Board of Directors concluded that PHH’s audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30,

2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of its independent registered public accounting firm should not be relied upon because of errors in the Prior Financial Statements. PHH reported that it had determined that the correction of these errors was material and would require the restatement of certain of its Prior Financial Statements. PHH reported on October 30, 2006 that the restatement adjustments would correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks.

PHH reported that it had determined that it will restate its audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in its 2005 Form 10-K. PHH reported that certain restatement adjustments affecting its audited annual financial statements for periods prior to December 31, 2003 will also be reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K and that certain restatement adjustments also affect its unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, previously filed in its Quarterly Reports on Form 10-Q. PHH reported that these restatement adjustments will similarly be reflected in the Selected Unaudited Quarterly Financial Data appearing in the 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, will be reflected in the 2006 Form 10-Qs, which PHH plans to file subsequent to the filing of the 2005 Form 10-K.

PHH reported that as part of this determination, it had concluded that it will not amend its previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for periods affected by the restatement adjustments, and accordingly the financial statements, related financial information and the reports of its independent registered public accounting firm contained in such reports should not be relied upon even after it files the 2005 Form 10-K and the 2006 Form 10-Qs. PHH reported that all restatement adjustments impacting its previously-filed Quarterly Reports on Form 10-Q for fiscal quarters in 2005 would be reflected in its 2006 Form 10-Qs. PHH reported that it had discussed the aforementioned restatement matters with the Audit Committee of its Board of Directors and Deloitte & Touche LLP, its independent registered public accounting firm.

PHH reported on September 26, 2006 that it continues to make the completion of its financial statements for fiscal year 2005 and the related SEC periodic report filings a top priority and that it has devoted substantial internal and external resources to the completion of its 2005 financial statements and related matters. PHH reported that it expects that as a result of these efforts, along with efforts to complete its assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, it will incur incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and liquidity waivers of approximately $30 million to $35 million. PHH reported that through September 25, 2006, it had been invoiced for incremental fees and expenses of approximately $27 million, of which it expects $7 million will be recorded in 2005. PHH reported that while it did not expect fees and expenses relating to the preparation of its financial results for future periods to remain at this level, it expected that these fees and expenses would remain relatively higher than historical fees and expenses in this category for the next several quarters.

On September 28, 2006, PHH reported that it concluded its evaluation of the following accounting matters:

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PHH reported that it had reevaluated the appropriateness of including a portion of mortgage reinsurance premiums as a component of the cash flows of its mortgage servicing rights (“MSRs”). PHH reported that prior to the second quarter of 2003, it capitalized the estimated future cash flows related to mortgage reinsurance premiums as part of its MSRs. PHH reported that it ceased capitalizing new mortgage reinsurance premiums in the second quarter of 2003 and the balance of previously capitalized mortgage reinsurance premiums was fully amortized as of the end of the first quarter of 2005. PHH reported that it will change this accounting treatment, which it expects will impact only the timing of revenue recognition. PHH reported that it expected this change will result in decreases in pre-tax income of approximately $108 million in years prior to 2001 and $5 million in 2001, and offsetting increases in pre-tax income of approximately $13 million in 2002, $71 million in 2003, $27 million in 2004 and $2 million in the nine months ended September 30, 2005.

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PHH reported that it had concluded the reevaluation of available documentation required to employ Statement on Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) hedge accounting for certain derivative financial instruments used to hedge interest rate risk for the years 2001 through 2005. PHH reported that this reevaluation and errors in applying other requirements of SFAS 133 will result in the disallowance of hedge accounting previously used for these hedging arrangements. PHH reported that it expects the net impact will result in increases in pre-tax income of approximately $8 million in 2001 and $3 million in 2002, and decreases in pre-tax income of approximately $4 million in 2003 and $1 million in 2004, and an increase in pre-tax income of approximately $2 million in the nine months ended September 30, 2005.

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PHH reported that it had concluded the reevaluation of the timing of recognition of motor company monies that impact the basis in its leased vehicles and depreciation methodologies applied to certain of its leased vehicles, which PHH expects will result in changes to its depreciation expense. PHH reported that it expects the aggregate impact of this reevaluation will result in net decreases to pre-tax income of approximately $10 million in years prior to 2001, $2 million in 2001 and $1 million in 2002, partially offset by net increases to pre-tax income of approximately $1 million in 2003, $6 million in 2004, and $2 million in the nine months ended September 30, 2005.

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PHH reported that it had concluded the evaluation of the appropriateness of recording a tax expense in the first quarter of 2005 associated with the Spin-Off relating to a tax liability it incurred associated with its distribution of Speedy Title & Appraisal Review Services, LLC (“STARS”) to Cendant in 2002. PHH reported that it believes this liability should have been recorded in 2002 as an equity adjustment associated with the distribution of STARS to Cendant. PHH reported that it expects that this adjustment will reduce tax expense in the first quarter of 2005 by approximately $24 million, but have no net impact on equity.

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PHH reported that it had concluded the evaluation of the appropriateness of not recording certain amounts relating to an audit by the Canadian tax authorities of the goods and service tax, which was resolved resulting in additional taxes, interest and penalties of approximately $2 million to be recorded in the fourth quarter of 2005.

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PHH reported that it had concluded the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation recorded at the time of the Spin-Off and the resulting goodwill impairment previously recorded in the first quarter of 2005. PHH reported that of the total $21 million amount, it believes that there will be no change to $16 million previously recorded as trademarks, however, it believes that the $5 million previously recorded as customer lists should have been reallocated to goodwill as part of an acquisition in 2001 and will be resolved with the $239 million goodwill impairment matter.

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PHH reported that it had determined that depreciation expense of its Fleet Management Services segment will not be deducted from its reported gross revenues when reporting net revenues. PHH reported that this reclassification has no impact on its net income for any period and relates to financial statement presentation only. PHH reported that it expects that the correction of this error will increase its reported net revenues by approximately $0.8 billion in 2001, $1.0 billion in 2002, $1.1 billion in 2003, $1.1 billion in 2004 and $0.9 billion in the nine months ended September 30, 2005, with a corresponding increase in expenses by the same amount in each period.

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PHH reported that it had historically reported its business operations and financial statements in two operating segments, a Mortgage Services segment and Fleet Management Services segment. PHH reported that in conjunction with the preparation of its fourth quarter 2005 financial statements, it had determined that its business operations and financial statements will be reported in three operating segments: a Mortgage Production segment, a Mortgage Servicing segment and a Fleet Management Services segment. PHH reported that as a result of this change in segments, the financial information as previously-reported in its Mortgage Services segment and appearing in the 2005 Form 10-K and subsequent SEC filings will reflect the separation of its Mortgage Services segment into a Mortgage Production segment and a Mortgage Servicing segment.

On October 30, 2006, PHH reported that it concluded its evaluation of the following accounting matters:

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PHH reported that it had reevaluated its conclusion regarding the appropriateness of certain Spin-Off deferred tax assets relating to net operating loss carryforwards (“NOLs”) initially allocated to it as of the date of the Spin-Off. PHH reported that on October 27, 2006, the Audit Committee of its Board of Directors, after consultation with and review of the conclusions of management, determined that $15 million of NOLs was no longer allocable to PHH and will be written-off through a reduction in shareholder’s equity in the fourth quarter of 2005. PHH reported that it expected to utilize $9 million of the NOLs previously allocated to it in its 2005 tax returns but it may need to write off these NOLs to shareholder’s equity, subject to the final allocation of NOLs from Cendant, which is expected to occur in the fourth quarter of 2006.

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PHH reported that it had determined that it will need to correct the timing of revenue recognition prior to the adoption of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”) related to loan sales from PHH Mortgage to Bishops Gate Residential Mortgage Trust (“Bishop’s Gate”). PHH reported that prior to the date of adoption of FIN 46 on July 1, 2003 and the related consolidation of Bishop’s Gate, it recorded loan sales to Bishop’s Gate at the time of the sale; however, it deferred the gain on sale until Bishop’s Gate sold the loans to third party investors. PHH reported that the restatement will recognize the gain on sale at the time of sale to Bishop’s Gate for the periods prior to Bishop’s Gate’s consolidation in 2003. PHH reported that the impact of the restatement will be an increase in pre-tax income of $17 million in years prior to 2001, a decrease in pre-tax income of $1 million in 2001, and increases in pre-tax income of $28 million in 2002 and $16 million in 2003. PHH reported that the restatement also reduces pre-tax income by $60 million in 2003 through the adjustment for the cumulative effect of adoption of FIN 46 and that there is no impact to its shareholder’s equity for periods after December 31, 2003 as a result of this restatement.

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PHH reported that it had completed its evaluation of the need for reserves and valuation allowances for tax contingencies for 2005 and has established a provision of $15 million, which will be reflected as a charge to net income in the fourth quarter of 2005.

On October 30, 2006, PHH reported that it was continuing to evaluate the goodwill impairment recorded in the first quarter of 2005. PHH reported that on October 27, 2006, the Audit Committee of its Board of Directors, after consultation with and review of the conclusions of management, determined that the amount of goodwill allocated to it as part of Cendant’s 2001 acquisition of Avis Group Holdings, Inc. was improper and will need to be reduced. PHH reported that it had also determined that substantially all of the allocated goodwill was impaired prior to 2005. PHH reported that it is continuing to evaluate what portion of the goodwill impairment should properly have been recorded in periods prior to 2005.

PHH reported that because the preparation of its financial statements continues, certain of the accounting matters identified as well as the potential impact of certain of these matters on its financial statements have not yet been finalized and are subject to change. PHH reported that, as it continues the process of evaluating the accounting issues identified in the Form 8-Ks and completing the preparation of its financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements for prior periods or prior fiscal years beyond those that it has already disclosed.

PHH also reported on September 28, 2006 that it has not completed its assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). PHH reported that it had, however, identified a number of internal control deficiencies, some of which, alone or in the aggregate with other internal control deficiencies, have been classified as material weaknesses. PHH reported that this will result in a determination by management that its internal control over financial reporting was not effective as of December 31, 2005.

PHH reported that while it is continuing the completion of its assessment of internal controls over financial reporting, it had identified the following broad areas where material weaknesses existed as of December 31, 2005: (1) insufficient leadership and accounting control expertise leading to an ineffective control environment; (2) ineffective controls over financial closing and reporting processes; (3) ineffective controls, including policies and procedures, over accounting for certain derivative financial instruments; (4) ineffective controls over accounting for income taxes; and (5) ineffective controls relative to contract administration. PHH reported that as it completes its assessment, additional material weaknesses may be identified.

PHH reported that its disclosure controls and procedures (as defined under the Exchange Act) as of the year ended December 31, 2005 and the quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006 and June 30, 2006 were not effective. PHH reported that it anticipates that its disclosure controls and procedures as of September 30, 2006 will also be determined to be not effective.

PHH reported that it has engaged in, and continues to engage in, substantial efforts to address the identified material weaknesses in its internal control over financial reporting and the ineffectiveness of its disclosure controls and procedures. PHH reported that it is management’s goal to remediate as many material weaknesses as feasible in 2006. PHH reported the following on-going changes to its internal control over financial reporting subsequent to December 31, 2005 that materially affected, or are reasonably likely to materially affect, its internal control over financial reporting:

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PHH reported that it significantly strengthened its executive management ranks during the first quarter of 2006, including the appointment of a new Chief Financial Officer. PHH reported that it had added resources to its finance, tax and accounting staff and is actively recruiting other staff with financial reporting and internal control expertise. PHH reported that it has also engaged outside consultants to augment these areas and provide internal control expertise. PHH reported that it expects to add an adequate number of experienced finance and accounting personnel to eliminate the delays in financial statement preparation and other issues that have occurred in the past. In addition, PHH reported that training of the finance and accounting staff will be formalized and enhanced during the remainder of 2006. PHH reported that it had engaged a firm to serve as its internal audit co-source provider for 2006.

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PHH reported that in the third quarter of 2006, it engaged a firm to lead its SOX readiness efforts for 2006 and assist it with its assessment of the effectiveness of internal control over financial reporting for 2005. PHH reported that its management also formed a SOX Steering Committee to oversee the remainder of its 2005 SOX assessment and to implement and oversee the 2006 SOX assessment process. PHH reported that the committee meets regularly to review significant findings and resolve issues and that its SOX team also reports progress and summary results to the Audit Committee on a regular basis. PHH reported that in the third quarter it also initiated periodic communications from executive management regarding the importance of adherence to internal controls and company policies and is implementing a series of internal control training programs to reach all employees beginning in the fourth quarter of 2006.

•	PHH reported that throughout 2006 it focused resources on financial restatement items and related journal entries and it is enhancing its accounting policies and procedures for each of its businesses.
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PHH reported that it will begin the process of revising and implementing other policies and procedures in the fourth quarter of 2006. PHH reported that its management will also begin designing controls to ensure compliance with these enhanced policies and procedures in key areas, including taxes, contract administration and accounting for derivatives.

PHH reported that its continuing remediation efforts noted above are subject to its internal control assessment, testing and evaluation processes. PHH reported that while these efforts continue, it would rely on additional substantive procedures and other measures as needed to assist it with meeting the objectives otherwise fulfilled by an effective control environment. PHH reported that as a result, it expected that once it commences the review of first and second quarter 2006 financial statements, its internal control over financial reporting will not be effective as of March 31, 2006 and June 30, 2006, respectively. PHH reported that additional discussion regarding its controls and procedures will be included in the 2005 Form 10-K and the 2006 Form 10-Qs when filed.

PHH reported that it continued to believe it had adequate liquidity to fund its operating cash needs. PHH reported that it had previously obtained certain waivers and continues to seek additional waivers extending the date for delivery of its audited financial statements, or the audited financial statements of its subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with certain of its financing, servicing, hedging and related agreements and instruments (collectively, the “Financing Agreements”).

On July 21, 2006, PHH reported that it has obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary, however there could be no assurance that it could obtain any such waivers, or that any waivers obtained, including the waivers it has already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations.

In a Current Report on Form 8-K that PHH filed on July 24, 2006, it reported that it entered into an unsecured $750 million Credit Agreement (the “Credit Agreement”), dated as of July 21, 2006, among PHH, Citicorp North America, Inc. and Wachovia Bank, National Association, as syndication agents; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners; the lenders referred to therein (the “Lenders”); and JPMorgan Chase Bank, N.A., as a Lender and as administrative agent for the Lenders. The Credit Agreement provides $750 million of capacity solely for the repayment of the unsecured medium term notes (the “MTNs”) issued under PHH’s public notes indenture. PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of its MTNs. PHH reported that because it has failed to deliver the financial statements required under the public notes indenture related to the MTNs, it intended to launch a tender offer and consent solicitation in order either to retire the outstanding MTNs or obtain the requisite consents from the holders of the MTNs to waive compliance with the covenant requiring delivery of its financial statements. PHH reported that there were no borrowings outstanding under the Credit Agreement as of July 21, 2006.

In a Current Report on Form 8-K that PHH filed on August 16, 2006, it reported that on August 16, 2006 it commenced a cash tender offer and consent solicitation (the “Offer”) to the holders (the “Noteholders”) of the MTNs. PHH reported that if the Offer is successful, it would do one or a combination of the following: (i) retire the outstanding MTNs from tendering Noteholders, or (ii) obtain consent (the “Consent”) from the holders of at least a majority in principal amount of the outstanding MTNs to (a) amend certain provisions of the Indenture governing the MTNs, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A. (as successor trustee for Bank One Trust Company, N.A.) (as amended and supplemented to August 16, 2006, the “2000 Indenture”) regarding, among other things, the requirement to file with the SEC and the trustee the annual reports, quarterly reports and other documents (the “SEC Reports”) required under the Exchange Act, and (b) waive certain defaults and potential events of default under the 2000 Indenture. Noteholders who tender their MTNs will be deemed to have provided their Consent. PHH reported that it had not received a notice of default, from the Noteholders or the trustee under the 2000 Indenture, but if it receives such a notice and the default or defaults are not cured within 90 days of the notice, the Noteholders would be entitled to cause the principal amount and accrued and unpaid interest on the MTNs to become immediately due and payable.

PHH reported that the capacity under the Credit Agreement together with the excess capacity available under its existing unsecured credit facilities provides sufficient liquidity to fund the outstanding balance of the MTNs, and it continues to believe it has adequate liquidity to fund its operating cash needs.

PHH reported that its revolving credit facilities and various other Financing Agreements require, among other things that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time), its financial statements or the financial statements of its mortgage services segment. PHH reported that it has discussed the accounting matters disclosed in its previously-filed Forms 8-K with its principal lenders.

PHH reported on September 26, 2006 that it had obtained waivers under its $1.3 billion Five Year Competitive Advance and Revolving Credit Agreement, $500 million Revolving Credit Agreement, the Credit Agreement and the Liquidity Agreement on September 19, 2006 which waive certain potential breaches of covenants under those instruments and extend the deadlines (the “Extended Deadlines”) for the delivery of its financial statements and other documents to the various lenders under those instruments. PHH reported that the Extended Deadline for the 2005 Form 10-K is now November 30, 2006 and the Extended Deadline for the 2006 Form 10-Qs is now December 29, 2006. PHH reported that it did not obtain a waiver for the delivery date for the Chesapeake Funding, LLC, annual servicing report because it expected to provide this report to the lenders on or before the existing September 30, 2006 deadline.

Under certain of PHH’s Financing Agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. If PHH receives notice and is unable to cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some debt could be accelerated, and PHH’s ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of PHH’s Financing Arrangements would trigger cross-default provisions under certain of PHH’s other Financing Arrangements. PHH reported on September 26, 2006 that it had not received any notices of default accelerating its payment of its currently outstanding indebtedness.

PHH reported that there can be no assurance that any additional waivers under any of its Financing Agreements would be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained as described above, would extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on its business operations. Moreover, PHH reported, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.

PHH reported that it had obtained certain waivers and continues to seek additional waivers extending the date for delivery of the audited financial statements of its subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. PHH reported that certain of its waivers with state mortgage licensing regulators expire on September 30, 2006 and that it expected to complete the preparation of the consolidated financial statements of PHH Mortgage and its subsidiaries by September 30, 2006 in connection with these regulatory and contractual requirements. PHH reported that it would continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary but that there can be no assurance that any required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it had already obtained, would extend for a sufficient period of time to avoid restrictions on its business operations. PHH reported that the failure to obtain waivers from investors in mortgage loans and other parties or the loss of licenses to do mortgage business in one or more states could be material and adverse to its business, liquidity and financial condition.

PHH reported that Bishop’s Gate, a consolidated special purpose entity, is a party to a Base Indenture dated December 11, 1998 (the “Bishop’s Gate Indenture”) between The Bank of New York, as indenture trustee (the “BG Trustee”), and Bishop’s Gate, under which Bishop’s Gate Residential Mortgage Loan Medium Term Notes, Variable Rate Notes, Series 1999-1, Due 2006 and Variable Rate Notes, Series 2001-2, Due 2008 (collectively, the “Notes”) in the aggregate outstanding principal amount of $800 million were issued. PHH reported that Bishop's Gate had received all of the required approvals and executed a Supplemental Indenture waiving any event of default arising as a result of the failure to provide the BG Trustee with its and certain other audited annual and unaudited quarterly financial statements as required. PHH reported that this waiver will be effective provided that such financial statements are delivered to the BG Trustee and the rating agencies by the Extended Deadlines. PHH also reported that a waiver of any default under Bishop's Gate's Amended and Restated Liquidity Agreement (the “Liquidity Agreement”), dated as of December 11, 1998, as further amended and restated as of December 2, 2003, among Bishop’s Gate, certain banks listed therein and JPMorgan Chase Bank, as Agent for failure to deliver the required financial statements by the Extended Deadline was also executed. PHH reported that Bishop’s Gate maintains committed capacity of approximately $2.3 billion to fund eligible mortgage loans.

PHH reported on October 30, 2006 that PHH Mortgage amended its committed mortgage repurchase facility (the “Facility”) by executing the Fifth Amended and Restated Master Repurchase Agreement (the

“Repurchase Agreement”) and the Servicing Agreement (together with the Repurchase Agreement, the “Amended Agreements”), each dated as of October 30, 2006 and among Sheffield Receivables Corporation, as conduit principal, Barclays Bank PLC, as administrative agent, PHH Mortgage, as seller and servicer, and PHH, as guarantor. PHH reported that the Facility is used to finance mortgage loans held for sale by PHH Mortgage.

PHH reported that the Amended Agreements increase the capacity of the Facility from $500 million to $750 million, expand the eligibility of underlying mortgage loan collateral, and modify certain other covenants and terms. In addition, PHH reported that the Facility has been modified to conform to the revised bankruptcy remoteness rules with regard to repurchase facilities adopted by the Internal Revenue Service in October 2005. PHH reported that the Facility has a one-year term expiring on October 29, 2007 that is renewable on an annual basis, subject to agreement by the parties. PHH reported that the assets collateralizing this Facility are not available to pay PHH’s general obligations.

PHH reported on August 16, 2006 that in March and April, 2006, several class actions were filed against it, its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of New Jersey. PHH reported that the plaintiffs purport to represent a class consisting of persons who purchased PHH’s common stock between May 12, 2005 and March 1, 2006 (the “Class Period”). PHH reported that the plaintiffs alleged among other things, that the defendants violated the Exchange Act by failing to make complete and accurate disclosures concerning reported deferred tax assets and net income during the Class Period.

PHH reported that also in March and April, 2006, two derivative actions were filed in the U.S. District Court for the District of New Jersey against it, its former Chief Financial Officer and each member of its Board of Directors. PHH reported that one of these derivative actions has since been voluntarily dismissed by the plaintiff. PHH reported that the remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as to reported deferred tax assets and net income as the class actions described above as well as based on an alleged overstatement of goodwill. PHH reported that it intends to vigorously defend against these actions, but, due to the inherent uncertainties of litigation and because these actions are at a preliminary stage, it cannot predict the outcome of these matters at this time.

In a Current Report on Form 8-K that PHH filed on August 30, 2006, it reported that it had received the requisite consents related to the Offer and extended the deadline for Noteholders to deliver their consent to 5:00 p.m., New York City time, on September 13, 2006.

In a Current Report on Form 8-K that PHH filed on September 1, 2006, it reported that on August 31, 2006, PHH and J.P. Morgan Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the “PHH Trustee”), entered into Supplemental Indenture No. 4 (the “Supplement”) to the 2000 Indenture, as amended or supplemented to August 31, 2006 (the “Amended 2000 Indenture”).

The Supplement provides that during the period beginning August 31, 2006 and ending on the Covenant Reversion Date (as defined below), a failure to comply with the requirements to (i) file with the SEC, and deliver to the PHH Trustee, the SEC Reports and (ii) deliver to the PHH Trustee a written statement regarding compliance with PHH’s obligations under the Amended 2000 Indenture and a description of any known defaults under the Amended 2000 Indenture (clauses (i) and (ii) together, the “Requirements”) will not constitute a default or event of default under the Amended 2000 Indenture. Failure to comply with the Requirements as of the Covenant Reversion Date will constitute a default under the Amended 2000 Indenture. The Supplement also provides that all defaults that shall have occurred prior to August 31, 2006 relating to PHH’s failure to comply with the Requirements are waived. The “Covenant Reversion Date” means the earliest of 5:30 p.m., New York City time, on (i) the business day following PHH’s failure to pay the initial consent fee and consideration for tendered securities, if due, in accordance with the Offer, and the related Letter of Transmittal, each as may be amended and supplemented from time to time (the “Offer Documents”), (ii) the business day following PHH’s failure to pay the additional consent fee, if due, in accordance with the Offer Documents and (iii) December 31, 2006.

PHH reported on September 26, 2006 that on September 14, 2006 it concluded the Offer and that it had announced that it received consents on behalf of approximately $585 million and tenders on behalf of approximately $416 million of the aggregate principal amount of the $1.081 billion of the MTNs (together representing approximately 93% of the outstanding principal amount thereof).

In a Current Report on Form 8-K that PHH filed on September 29, 2006, PHH reported that it received an extension of the deadline to file its 2005 Form 10-K from the New York Stock Exchange LLC (the “NYSE”). PHH reported that this extension allows for the continued listing of its Common Stock through January 2, 2007, subject to review by the NYSE on an ongoing basis. PHH reported that during the extension period, trading of shares of its Common Stock on the NYSE will remain unaffected. PHH also reported that in the event that it does not file the 2005 Form 10-K with the SEC by January 2, 2007, it may request an additional extension from the NYSE. PHH reported that if an additional extension were granted, it could have until April 2, 2007 to file the 2005 Form 10-K with the SEC, after which NYSE Rule 802.01E would require the NYSE to move forward with the initiation of suspension and delisting procedures.

PHH disclosed the developments discussed above in Form 8-K reports that it filed with the SEC on March 1, March 13, March 17, April 6, April 27, May 11, June 12, July 21, July 24, August 16, August 30, September 1, September 26, September 28, September 29, and October 30, 2006, respectively, which reports you can find on the SEC website at www.sec.gov. The developments described in this section and in these SEC filings could have a material adverse effect on the business, liquidity and financial condition of PHH and on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates. These Form 8-K reports shall not be deemed to be incorporated by reference into this prospectus supplement or the depositor’s registration statement.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will be the master servicer (in such capacity, the “Master Servicer”) and the securities administrator (in such capacity, the “Securities Administrator”) under the Pooling and Servicing Agreement.

Description of Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer

The Master Servicer will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicers. The Master Servicer also will review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.